GHP
REVISION
WIRTSCHAFTSPRÜFUNG

Report

on the audit of the

annual financial statements as of Dezember 31st, 2010

for the 2010 fiscal year

for

KWICK! Community GmbH & Co. KG

Weinstadt

Only originally signed report in hard copy are legally binding

KWICK! COMMUNITY GMBH & CO. KG

WEINSTADT

REPORT ON THE AUDIT

OF THE ANNUAL FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2010

FOR THE 2010 FISCAL YEAR

TABLE OF CONTENTS Page

LIST OF ANNEXES

A. AUDIT ENGAGEMENT

The management of

KWICK! COMMUNITY GmbH & Co. KG,

Weinstadt, Germany

- hereinafter referred to as "KWICK!" or the "Company" -

has engaged us with auditing the annual financial statements as of December 31, 2010, including the underlying notes to the financial statements of the 2010 fiscal year of the company, in accordance with professional standards and issuing a written report on the result of our audit.

The audit assignment dated November 14, 2011 was granted based on the signature of Jens Kammerer, CEO, on November 30, 2011, trough which we were appointed auditors (art. 318 par. 1 sentence 1 of the German Commercial Code (HGB)).

According to the size criteria indicated in art. 267 par. 1 of HGB, the company must be classified as a small-sized corporation.

We confirm in accordance with art. 321 par. 4a of HGB that we followed the applicable provisions on independence in relation to our audit.

In the following we report on the type and scope as well as the results of our audit in accordance with the generally accepted reporting standards for the audit of annual financial statements (IDW PS 450).

The performance of the audit and the audit results are described in detail in sections B. and C. The unqualified opinion issued on the basis of the audit is contained in section D.

We have enclosed the audited annual financial statements, comprising the statement of financial position (Annex 1), the income statement (Annex 2) the statement of changes in equity (Annex 3) and the statement of cash flows (Annex 4) and the notes to the financial statements (Annex 5) to our report.

The engagement and our responsibility, also with respect to third parties are governed by the agreed General Contractual Terms for Auditors and Auditing Firms in the version of January 01, 2002 attached as an Annex to this report. As such, the statutory liability regulations (especially Sec. 323 (2) HGB limiting liability to EUR 1 million does apply to statutory audits of financial statements. For services that are not part of a statuary audit, No 9 (2) of the General Engagement Terms shall apply, which limits the liability tor EUR 4 million.

B. PURPOSE, NATURE AND SCOPE OF THE AUDIT

The subject matter of our audit included the keeping of books, the annual financial statements as of December 31, 2010 (Annexes 1 - 5) as well as compliance with the applicable legal financial reporting provisions.

The scope of our audit did not include an examination of the nature and appropriateness of the insurance coverage, in particular whether all risks are taken into account and sufficiently insured.

The management of the company is responsible for the accounting and preparation of the annual financial statements and the notes as well as for the information provided to us. We are responsible for assessing these records, taking into account the bookkeeping and the disclosures made.

We carried out the audit activities during the period from November 14, 2011 until December 13, 2011 at the business premises of the company in Weinstadt and at our office in Hamburg.

The documents on which we based our audit included the accounting documents, receipts, bank confirmations and the files and records of the company.

All information, clarifications and supporting documents requested by us were provided by the management and the employees indicated as contacts for inquiries.

In addition, the management confirmed to us in writing in its representation letter that the accounting books and the annual financial statements to be audited contain all assets, liabilities, risks, accruals and deferrals, income and expenses that must be recognized, all necessary information and all existing contingent liabilities.

The representation letter also comprises the assurance that, with regard to expected developments, the notes to the financial statement contain all material aspects required for evaluating the company's position. According to the representation letter, no events of special significance that occurred subsequent to the end of the fiscal year arose, and we did not become aware of any such events during our audit.

When conducting our statutory audit we complied with the regulations of §§ 316 ff. HGB and the German standards for proper audit of financial statements as promulgated by the IDW. Whereby we planned our audit in a problem-oriented manner, however, without special focus on embezzlement so that we would detect inaccuracies and misstatements with material impact on the presentation of a true and fair view of the company's net assets, financial position and earnings situation.

The nature, scope and result of the individual audit activities carried out are recorded in our working papers.
The audit was based on an audit plan which took account of our provisional assessment of the company's situation and an assessment of the effectiveness of the accounting-related internal control system (ICS) (risk-oriented audit approach). The assessment is based, esp. on knowledge of the legal and economic background, industry risks, corporate strategy and the resulting business risks, as gleaned from the prior year's annual financial statements and from discussions with the company's management.

The risk areas identified when planning the audit gave rise to the following audit focuses:

- Recognition and allocation of sales proceeds
- Accounts receivables
- Notes

Based on a provisional assessment of the ICS we determined further audit procedures in accordance with materiality and efficiency principles. Therefore both analytical procedures and tests of details were conducted using samples, the type and scope of which were determined by the significance of the area audited and the accounting department`s organization. The samples were chosen to reflect the economic significance of the individual item in the annual financial statements and permit sufficient audit of compliance with statutory accounting regulations.

In order to audit the supporting documents regarding the asset and liability items of the company, we inspected contracts and agreements, and obtained bank confirmations and lawyer's confirmations as well as balance confirmations for accounts receivable and payable.

Evidence of the inventory of other assets, liquid funds and liabilities was provided to us by way of appropriate documents. Justifications for provisions were corroborated by agreements, calculations and other documents.

C. FINDINGS AND EXPLANATIONS REGARDING THE FINANCIAL REPORTING

I. Compliance of the financial reporting

1. Accounting records and other audited documents

The accounting (financial, fixed-asset and payroll accounting) of the company is carried out by the accounting company Baumann, Stuttgart. The US GAAP conversion and the notes were prepared by FVP Friederich & Villhauer Partnerschaft, Balingen.

The accounting-related internal control system established by the company provides for rules on the organization and control of the work flows that are reasonable with regard to the purpose and scope of business. The accounting processes were not significantly modified in organizational terms during the reporting period.

The organization of the accounting and the accounting-related internal control system allow for recognizing and posting transactions in a complete, correct, timely and orderly way. The accounts structure is sufficiently detailed, and the record system is clearly arranged. The books were opened correctly with the figures of the balance sheet of the previous financial statement.

Our audit was based on the results and the unqualified opinion for the annual financial statements of 2009.

The information obtained from the other audited documents is presented properly in the accounting books, annual financial statements and the notes to the financial statement.

All in all, according to our findings, the accounting and the other audited documents (including record system, internal control system, cost accounting and budgeting) comply with the legal provisions including the US generally accepted accounting principles. The audit did not give rise to any objections.

2. Annual financial statements

The presented annual financial statements as of December 31st, 2010 were prepared in accordance with US GAAP.

The statement of financial positions, the income statement, the statement of changes in equity and the statement of cash flows are duly derived from the accounting books and the other audited documents.

The notes to the financial statements (Annex 5) prepared by the company sufficiently explain the accounting and valuation principles applied to the balance sheet and the income statement. All legally required detailed information and the information on the balance sheet and income statement that is optionally presented in the notes are provided completely and correctly.

Therefore, according to our findings, the annual financial statements comply with the legal provisions including the US generally accepted accounting principles. The audit did not give rise to any objections.

3. Notes to the financial statement

The audit of the notes to the financial statement for the 2010 fiscal year (Annex 5) showed that the notes are consistent with the annual financial statements and the findings obtained during the audit and that, all in all, it provides a true and fair view of the company's position.

All in all, according to our findings, the notes to the financial statement contain all mandatory information and thus complies with the legal provisions.

II. Overall picture conveyed by the annual financial statements

1. Findings on the overall picture conveyed by the annual financial statements

Our audit has shown that the annual financial statements as a whole, i.e. as the overall picture provided by the annual statements - as resulting from the interaction between financial statements, income statement and notes -, taking into account the US generally accepted accounting principles, provide a true picture of the assets, financial and earnings position of the company.

For more details, please refer to the analyzing presentation of the assets, financial and earnings position in section C. III.

2. Significant valuation bases and changes therein

The accounting and valuation principles were generally applied unchanged compared to the previous year.

For more details, please refer to the notes to the financial statements (Annex 5).

III. Analysis of the assets, financial and earnings position

In order to analyze the assets, financial and earnings position, we arranged the items of the statement of financial position and the income statement according to microeconomic aspects, with the statement being restricted to a brief development analysis. The analysis does not aim at providing a comprehensive evaluation of the financial position of the company. Furthermore, the informative value of the statement of the financial position data is relatively limited, particularly since they relate to a particular reporting date.

1. Business bases

KWICK! is a social network focussed on friendship, chat and events with about 1 Million users mostly located in the south of Germany.

	2010 EUR	2009 EUR	2008 EUR
Revenue	3,933,409	3,321,531	3,304,127
Annual result	1,247,017	976,572	487,855
Fixed assets	373,048	219,459	171,967
Current assets	930,614	925,877	598,352
Equity	20,000	20,000	20,000

2. Assets position (Statement of financial position)

The below balance sheet overview shows the items as of December 31, 2010, grouped under economic and financial aspects, and compares them to the according item as of December 31, 2009 (cf. Annex 1).

To illustrate the assets structure, the balance sheet items of the assets side are allocated to fixed assets (maturity of over one year) or current assets.

To illustrate the capital structure, the balance sheet items of the liabilities side are allocated to equity or borrowed capital, with the borrowed capital being further divided into long-term (maturity of over one year) or short-term availability.

The assets and capital structure and their changes compared to the previous year can be seen from the below overview of the balance sheet figures in €k for both closing dates, December 31, 2010 and 2009:

Assets structure

	2010		2009		+/-
	TEUR	%	TEUR	%	TEUR
Intangible assets	63	4,7	43	3,6	20
Property plant and equipment	310	23,0	176	14,8	134
Long-term investment other long-term assets	46	3,4	44	3,7	2
Longterm tied assets	419	31,1	263	22,1	156
Inventories	6	0,4	10	0,8	-4
Accounts receivable	685	50,8	626	52,6	59
Prepaid expenses and current other assets	40	3,0	163	13,7	-123
Shortterm tied assets	731	54,2	799	67,1	-68
Liqiud funds	199	14,7	127	10,8	72
	1.349	**100,0**	**1189**	**100,0**	**160**

Capital structure

	2010 TEUR	%	2009 TEUR	%	+/- TEUR
Partners Capital	20	1,5	20	1,7	0
Shareholders' equity	**20**	**1,5**	**20**	**1,7**	**0**
Accounts payable and accrued expenses	137	10,2	165	13,9	-28
Income tax payable	197	14,6	86	7,2	111
Liablities to partners	952	70,5	872	73,3	80
Deferred income	43	3,2	46	3,9	-3
Shortterm commited assets	**1.329**	**98,5**	**1169**	**98,3**	**160**
	1.349	**100,0**	**1189**	**100,0**	**160**

3. Earnings position (income statement)

The comparison of the earnings statements of the 2010 and 2009 fiscal years derived from the income statement (Annex 2) shows the following picture of the earnings position and its changes:

	2010 TEUR	%	2009 TEUR	%	+/- TEUR
Net Sales Advertising	3.872	98,4	3.304	99,5	568
Net Sales Other	61	1,6	17	0,5	44
Total Net Sales	3.933	100,0	3.321	100,0	612
Costs of goods sold	-1.826	-46,4	-1.617	-48,7	-209
Gross Profit	2.107	53,6	1.704	51,3	403
Selling expenses	-603	-15,3	-468	-14,1	-135
General and administrative expenses	-122	-3,1	-113	-3,4	-9
Income from operations	1.382	35,2	1.123	33,8	259
Other income (expenses)	47	1,2	-2	-0,1	49
Profit before income tax	1.429	36,4	1.121	33,7	308
Taxes on income	-182	-4,6	-146	-4,4	-36
Net income	**1.247**	**31,8**	**975**	**29,3**	**272**

The total turnover of the company increased € 44 k (= 3 %) to € 3,872k compared to 2009. Most parts of the sales still refer to advertising-campaigns.

The decreased selling expenses relate to the change of the advertising-process which is more based on server-based advertising than on individual advertising.

D. COPY OF AUDITOR'S REPORT AND FINAL NOTE

After having obtained the final result of our audit, we issued the below unqualified audit opinion for the annual financial statements as of December 31, 2010 (Annexes 1 to 4) and the notes for the financial statements 2010 (Annex 5) of the KWICK! COMMUNITY GmbH & Co. KG, signed on December 14, 2011, which is reproduced below:

"Auditor's report to KWICK! COMMUNITY GmbH & Co. KG

We have audited the annual financial statements - comprising the balance sheet, income statement, statement of changes in equity, statement of cash flows and notes to the financial statements - together with the bookkeeping system of the KWICK! COMMUNITY GmbH & Co. KG for the business year from January 1, 2010 until December 31, 2010.The maintenance of the books and records and the preparation of the annual financial statements in accordance with US GAAP and supplementary provisions of the articles of incorporation are the responsibility of the Company's management. Our responsibility is to express an opinion on the annual financial statements, together with the bookkeeping system based on our audit.

We conducted our audit of the annual financial statements in accordance with art. 317 HGB [„Handelsgesetzbuch": „German Commercial Code"] and German generally accepted standards for the audit of financial statements promulgated by the Institut der Wirtschaftsprüfer [Institute of Public Auditors in Germany] (IDW).Those standards require that we plan and perform the audit such that misstatements materially affecting the presentation of the net assets, financial position and results of operations in the annual financial statements in accordance with US GAAP are detected with reasonable assurance. Knowledge of the business activities and the economic and legal environment of the Company and expectations as to possible misstatements are taken into account in the determination of audit procedures. The effectiveness of the accounting-related internal control system and the evidence supporting the disclosures in the books and records, the annual financial statements are examined primarily on a test basis within the framework of the audit. The audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the annual financial statements. We believe that our audit provides a reasonable basis for our opinion.

Our audit has not led to any reservations.

In our opinion, based on the findings of our audit, the annual financial statements comply with the legal requirements and give a true and fair view of the net assets, financial position and results of operations of the Company in accordance with US GAAP."

Hamburg, December 14, 2011

GHP Revision GmbH
Wirtschaftsprüfungsgesellschaft
Zweigniederlassung Hamburg

Holst	Britting
Wirtschaftsprüfer	Wirtschaftsprüfer

We issue the above audit report in compliance with the legal provisions and the principles of due reporting on audits (IDW [Institute of Certified Auditors] PS 450).

Any use of the audit certificate reproduced above outside this audit report is subject to our prior consent. Any publication or disclosure of the annual financial statements and/or the notes of the financial statement in a version that differs from the certified one (including translations into other languages) is subject to our renewed opinion if our audit certificate is quoted or reference is made to our audit; please also refer to art. 328 of the German Commercial Code (HGB).
The engagement and our responsibility, also with respect to third parties are governed by the agreed General Contractual Terms for Auditors and Auditing Firms in the version of January 01, 2002 attached as an Annex to this letter. As such, the statutory liability regulations (especially Sec. 323 (2) HGB limiting liability to EUR 1 million does apply to statutory audits of financial statements. For services that are not part of a statuary audit, No 9 (2) of the General Engagement Terms shall apply, which limits the liability tor EUR 4 million.

ANNEX 1

Statement of Financial Position as of December 31, 2010

	December 31, 2010 EUR	2009 EUR
Assets		
Current Assets		
Cash	198,787	127,074
Accounts receivable, net of allowance for doubtful accounts of EUR 0	685,587	625,579
Inventories	5,909	10,161
Prepaid expenses and other current assets	40,331	163,063
Total Current Assets	930,614	925,877
Property and equipment, net of accumulated depreciation of EUR 492,786 and EUR 366,129	310,096	176,330
Intangible assets, net of accumulated depreciation of EUR 41,938 and EUR 28,797	62,952	43,129
Long-Term investments	15,085	15,085
Other long-term assets	31,094	29,365
Total Assets	1,349,841	1,189,786
Liabilities and Stockholders´ equity		
Current Liabilities		
Accounts payable and accrued expenses	137,528	165,689
Income tax payable	196,897	86,322
Liabilities to partners	952,416	871,914
Deferred income	43,000	45,861
Total current liabilities	1,329,841	1,169,786
Stockholders´ Equity		
Partners´ Capital	20,000	20,000
Total Stockholder´s Equity	20,000	20,000
Total Liabilities and Stockholders´ Equity	1,349,841	1,189,786

The accompanying notes are an integral part of the consolidated financial statements.

ANNEX 2

Income Statement for the Period from January 1, 2010 to December 31, 2010

	Year Ended December 31, 2010 EUR	Year Ended December 31, 2009 EUR
Net Sales		
Advertising	3,872,144	3,304,127
Other	61,265	17,404
Total Net Sales	3,933,409	3,321,531
Costs of Goods Sold	(1,826,163)	(1,617,041)
Gross Profit	2,107,246	1,704,490
Selling expenses	(602,849)	(467,673)
General and administrative expenses	(121,840)	(113,492)
Income from operations	1,382,557	1,123,325
Other Income (Expense)		
Gain on disposal of assets, net	4,574	7,864
Miscellaneous income	54,419	32,387
Miscellaneous expense	(11,322)	(18,315)
Interest income	1,330	1,301
Interest expense	(183)	(2,345)
Loss on disposal of assets, net	(2,583)	(22,765)
Total other Income (Expense)	46,235	(1,873)
Profit before Income Tax	1,428,792	1,121,452
Income Tax expense	(181,775)	(144,880)
Net Profit (comprehensive income)	1,247,017	976,572
distributions to liabilities to limited partners	(1,247,017)	(976,572)
	0	0

The accompanying notes are an integral part of the consolidated financial statements

ANNEX 3

Statement of Changes in Equity

	Limited Partner's Capital	General Partner's Capital	Retained Earnings	Total
Balance at January 1, 2009	20,000	0	0	20,000
Net Profit	0	0	976,572	976,572
Distribution to liabilities to partners	0	0	(976,572)	(976,572)
Balance at December 31, 2009	20,000	0	0	20,000
Net Profit	0	0	1,247,017	1,247,017
Distribution to liabilities to partners	0	0	(1,247,017)	(1,247,017)
Balance at December 31, 2010	20,000	0	0	20,000

The accompanying notes are an integral part of the consolidated financial statements

ANNEX 4

Statement of Cash Flows

	2010 EUR	2009 EUR
Cash Flows from operating activities		
Net Profit before distributions to liabilities to partners	1,247,017	976,572
Adjustments to reconcile net loss to net cash provided by Operations		
Depreciation and amortization	157,585	110,142
(Gain) Loss on disposition of assets	(1,991)	14,901
Decreases (Increases) in Assets		
Inventories	4,252	14,900
Accounts receivable	(60,008)	(329,612)
Other long-term asssets	(1,729)	(5,980)
Prepaid Expenses and other current assets	122,731	2,115
Increase (Decrease) in Liabilities		
Accounts payable and accrued expenses	(28,161)	10,603
Income tax payable	110,576	77,433
Liabilities to partners	(1,166,516)	(714,027)
Deferred income	(2,861)	45,501
Net cash provided by Operations	380,895	202,548
Cash flows from investing acitivities		
Proceeds from sale of assets	4,578	7,931
Purchases of property and equipment	(313,760)	(180,466)
Purchases of long term investments	0	(15,085)
	(309,182)	(187,620)
Net increase (decrease) in cash	71,713	14,928
Cash at the beginning of the period	127,074	112,146
Cash at the end of the period	198,787	127,074
Supplemental disclosure of cash flow information		
interest paid	105	2,099
income tax paid	71,199	67,447

ANNEX 5

KWICK! COMMUNITY GMBH & CO. KG

NOTES TO THE FINANCIAL STATEMENTS FOR THE 2010 FISCAL YEAR

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization and Business

KWICK! Community GmbH & Co. KG (the "Company" or "KWICK!") was incorporated on March 23, 2007.

The purpose of the business is the development and operation of a social community network under the internet address www.kwick.de. A further object of the Company is the organization of events and leisure time activities for the community members. The KWICK! website attracts users from all walks of life, while the vast majority of its members are young adults. KWICK! revenues are generated primarily from online-advertising and by hosting special events.

The financial statements have been prepared in conformity with generally accepted accounting principles in the US.

The financial statements have been prepared on the historical cost basis. Historical cost is generally based on the fair value of the consideration given in exchange for assets.

The principal accounting policies are set out below.

Cash and Cash Equivalents

The Company accounts for cash and other highly liquid investments with original maturities of three months or less as cash and cash equivalents.

Depreciation and Amortization

Property and equipment are recorded at cost. Depreciation on equipment, furniture and fixtures and leasehold improvements is computed on the straight-line method over the estimated useful lives of such assets between 3-10 years, or lease term for leasehold improvements, if for a shorter period. Maintenance and repairs are charged to operations as incurred. Software costs are amortized using the straight line method and amortized over their estimated useful lives. Amortization begins when the related software is ready for its intended use in accordance with Accounting Standards Codification ("ASC") 350-40, Internal-Use Software, Subsequent Measurement.

Intangible Assets

Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortisation and accumulated impairment losses. Amortisation is recognised on a straight-line basis over their estimated useful lives. The estimated useful life and amortisation method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Intangible assets with indefinite useful lives that are acquired separately are carried at cost less accumulated impairment losses.

Inventories

Inventories are stated at the lower of cost and net realisable value. Net realisable value represents the estimated selling price for inventories less all estimated costs of completion and costs necessary to make the sale.

Financial Instruments

Financial assets and financial liabilities are recognised when the Company becomes a party to the contractual provisions of the instrument.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognised immediately in profit or loss.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Loans and receivables (including trade and other receivables, bank balances and cash) are measured at amortised cost using the effective interest method, less any impairment.

Financial assets are assessed for indicators of impairment at the end of each reporting period. Financial assets are considered to be impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been affected.

Leasing

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases. The Company has only operating leases.

Operating lease payments are recognised as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed. Contingent rentals arising under operating leases are recognised as an expense in the period in which they are incurred.

Advertising Costs

Advertising costs are charged to operations when incurred. Advertising expense was EUR 178,103 and EUR 28,045 for 2010 and 2009, respectively.

Evaluation of Long Lived Assets

Long-lived assets are assessed for recoverability on an ongoing basis. In evaluating the fair value and future benefits of long-lived assets, their carrying value would be reduced by the excess, if any, of the long-lived asset over management's estimate of the anticipated undiscounted future net cash flows of the related long-lived asset.

<u>ANNEX 5</u>

Capitalization of Software /Website development costs

The Company capitalizes outside-contracted development work in accordance with the guidelines published under ASC 350-50, "Website Development Costs". Under ASC 350-50, costs incurred during the planning stage are expensed, while costs relating to software used to operate a website or for developing initial graphics should be accounted for under ASC 350-50, *Accounting for the Costs of Computer Software Developed or Obtained for Internal Use*, unless a plan exists or is being developed to market the software externally. Under ASC 350-50, internal and external costs incurred to develop internal-use computer software during the application development stage should be capitalized. Costs to develop or obtain software that allows for access or conversion of old data by new systems should also be capitalized, excluding training costs.

Fees incurred for website hosting, which involve the payment of a specified, periodic fee to an Internet service provider in return for hosting the website on its server(s) connected to the Internet, are expensed over the period of benefit, and included in cost of sales in the accompanying financial statements.

During 2010 and 2009 no costs were capitalized for web-site development work.

Income Taxes

The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return.

Income tax expense represents the sum of the tax currently payable and deferred tax.

Certain items of revenue and expense are reported for income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Current and deferred tax are recognised in profit or loss, except when they relate to items that are recognised in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognised in other comprehensive income or directly in equity respectively.

Revenue Recognition

The Company's revenue is derived mainly from online advertising and is recognized when earned, as follows. Most contracts require the Company to deliver the customer impressions, click-throughs or new customers, or some combination thereof. Accordingly, advertising revenue is estimated and recognized for the period in which customer impressions, click through or new customers are delivered. Licensing or hosting revenue consists of an annual contract with clients to provide web-site hosting and assistance.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. CONCENTRATIONS OF BUSINESS AND CREDIT RISK

The Company maintains cash balances in a financial institution which is insured by the German Einlagensicherungsfonds up to EUR 100,000. Balances in these accounts may, at times, exceed the insured limits. At December 31, 2010 and December 31, 2009, the limit was exceeded by EUR 18,326 and EUR 0, respectively. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information. The allowance for doubtful accounts was EUR 0 at December 31, 2010 and December 31, 2009, respectively.

3. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following at:

	December 31,	
	2010	2009
	EUR	EUR
Prepaid expenses		
prepaid costs for website hosting, server farm installations, and technical support	15,073	133,947
Prepaid rent	7,416	9,295
Prepaid selling expense	2,848	2,748
Other	9,975	9,031
	35,312	155,021
Value added tax	3,677	2,951
Attendant costs	1,177	45
Other	165	5,046
Total	40,331	163,063

4. PROPERTY AND EQUIPMENT

Property and equipment consist of the following at:

	December 31,	
	2010	2009
	EUR	EUR
Computer equipment	705,317	448,429
Office equipment	97,565	94,030
	802,882	542,459
Less accumulated depreciation	(492,786)	(366,129)
Total	310,096	176,330

Depreciation expense charged to operations was EUR 142,368 and EUR 104,264 for 2010 and 2009, respectively.

5. INTANGIBLE ASSETS

Intangible assets consist of the following at:

	December 31, 2010 EUR	December 31, 2009 EUR
Licenses	81,282	48,318
Domain	23,608	23,608
	104,890	71,926
Less accumulated depreciation	(41,938)	(28,797)
Total	62,952	43,129

Amortization expense 2010 and 2009 was EUR 15,217 and EUR 5,878, respectively. Additional amortization over the next 5 years is estimated to be as follows:

	Amortization expense	
December 31, 2011	EUR	16,272
December 31, 2012		14,596
December 31, 2013		3,933
December 31, 2014		1,292
December 31, 2015		1,267
Thereafter		1,984

6. OTHER LONG-TERM ASSETS

Other long-term assets consisted of the following at:

	December 31, 2010 EUR	December 31, 2009 EUR
Deposits	24,376	26,165
Reveivables from sublease	6,718	3,200
Total	31,094	29,365

7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following at:

	December 31,	
	2010	2009
	EUR	EUR
Accounts payable	45,104	40,010
Accrued professional fees	15,000	15,000
Accrued payroll, payroll taxes	48,342	30,236
Value added tax	18,722	56,557
Workers´compensation	4,117	3,360
Attendant costs	236	16,142
Other	6,007	4,384
Total	137,528	165,689

8. OPERATING LEASE ARRANGEMENTS

Operating leases relate to leases of land and vehicles with lease terms of between 3 and 5 years. All operating lease contracts over 5 years contain clauses for yearly market rental reviews. The Company does not have an option to purchase the leased land at the expiry of the lease periods.

Payments recognised as an expense:

	2010	2009
	EUR	EUR
Minimum lease payments	103,333	118,694
Sub-lease payments received	(9,375)	(13,022)
	93,958	105,672

The received sub-lease payments are included in miscellaneous income.

Operating lease committments as of December 31, 2010 are:

	EUR
2011	68,976
2012	10,800
2013	7,200
2014	600
2015	0
2016	0
Total	87,576
Sub-lease payments to be received	0
	87,576

9. INCOME TAX

As a German GmbH und Co. KG, the Company is only subject to trade tax.

The tax eypense shown in the Statements of operations relates only to current tax and continuing operations.

The income tax expense for the year can be reconciled to the accounting profit as follows:

	2010 EUR	2009 EUR
Profit before tax from continuing operations	1,428,79 2	1,121,45 2
Income tax expense calculated at 13% (2009: 13%)	188,029	148,368
Effect of income that is exempt from taxation	(3,224)	(3,262)
Effect of expenses that are not deductible in	410	350
Tax related to prior years	0	(1,507)
Other	(3,440)	931
Income tax expense recognised in profit or loss	181,775	144,880

The tax rate used for the 2010 and 2009 reconciliations above is the trade tax rate of 13% payable by partnerships in Germany on taxable profits under tax law in that jurisdiction.

The fiscal years 2005 until 2010 are subject to examinations by the German tax jurisdiction.

10. RELATED PARTY TRANSACTIONS

In 2010 and 2009 KWICK! incurred aggregate expenses of EUR 240,901 and EUR 403,684, respectively, to companies controlled by the Chief Executive Officer of Kiwibox.com, Inc., for website hosting, website development, server farm installations and technical advisory services.

11. SUBSEQUENT EVENTS

As of September 30, 2011, the Company was sold to Kiwibox.com, Inc.

ANNEX 6

LEGAL BACKGROUND

1. Legal background

⇒	Name	KWICK! COMMUNITY GmbH & Co. KG
⇒	Registered office	Weinstadt
⇒	Commercial register entry	The company is recorded in the commercial register of the District Court Stuttgart
⇒	Fiscal year	Calendar year
⇒	Purpose of business	Social network focussed on friendship, chat and events
⇒	Managing Director	KWICK! COMMUNITY Beteiligungs-GmbH
⇒	Power of Attorney	Benjamin Roth
⇒	Shareholder	Kiwibox.com, Inc., New York, US
		KWICK! COMMUNITY Beteiligungs-GmbH, Weinstadt

[Translator's notes are in square brackets]

General Engagement Terms

for

Wirtschaftsprüfer and Wirtschaftsprüfungsgesellschaften

[German Public Auditors and Public Audit Firms]

as of January 1, 2002

This is an English translation of the German text, which is the sole authoritative version

1. Scope

(1) These engagement terms are applicable to contracts between Wirtschaftsprüfer [German Public Auditors] or Wirtschaftsprüfungsgesellschaften [German Public Audit Firms] (hereinafter collectively referred to as the "Wirtschaftsprüfer") and their clients for audits, consulting and other engagements to the extent that something else has not been expressly agreed to in writing or is not compulsory due to legal requirements.

(2) If, in an individual case, as an exception contractual relations have also been established between the Wirtschaftsprüfer and persons other than the client, the provisions of No. 9 below also apply to such third parties.

2. Scope and performance of the engagement

(1) Subject of the Wirtschaftsprüfer's engagement is the performance of agreed services – not a particular economic result. The engagement is performed in accordance with the Grundsätze ordnungsmäßiger Berufsausübung [Standards of Proper Professional Conduct]. The Wirtschaftsprüfer is entitled to use qualified persons to conduct the engagement.

(2) The application of foreign law requires – except for financial attestation engagements – an express written agreement.

(3) The engagement does not extend – to the extent it is not directed thereto – to an examination of the issue of whether the requirements of tax law or special regulations, such as, for example, laws on price controls, laws limiting competition and Bewirtschaftungsrecht [laws controlling certain aspects of specific business operations] were observed; the same applies to the determination as to whether subsidies, allowances or other benefits may be claimed. The performance of an engagement encompasses auditing procedures aimed at the detection of the defalcation of books and records and other irregularities only if during the conduct of audits grounds therefor arise or if this has been expressly agreed to in writing.

(4) If the legal position changes subsequent to the issuance of the final professional statement, the Wirtschaftsprüfer is not obliged to inform the client of changes or any consequences resulting therefrom.

3. The client's duty to inform

(1) The client must ensure that the Wirtschaftsprüfer – even without his special request – is provided, on a timely basis, with all supporting documents and records required for and is informed of all events and circumstances which may be significant to the performance of the engagement. This also applies to those supporting documents and records, events and circumstances which first become known during the Wirtschaftsprüfer's work.

(2) Upon the Wirtschaftsprüfer's request, the client must confirm in a written statement drafted by the Wirtschaftsprüfer that the supporting documents and records and the information and explanations provided are complete.

4. Ensuring independence

The client guarantees to refrain from everything which may endanger the independence of the Wirtschaftsprüfer's staff. This particularly applies to offers of employment and offers to undertake engagements on one's own account.

5. Reporting and verbal information

If the Wirtschaftsprüfer is required to present the results of his work in writing, only that written presentation is authoritative. For audit engagements the long-form report should be submitted in writing to the extent that nothing else has been agreed to. Verbal statements and information provided by the Wirtschaftsprüfer's staff beyond the engagement agreed to are never binding.

6. Protection of the Wirtschaftsprüfer's intellectual property

The client guarantees that expert opinions, organizational charts, drafts, sketches, schedules and calculations – expecially quantity and cost computations – prepared by the Wirtschaftsprüfer within the scope of the engagement will be used only for his own purposes.

7. Transmission of the Wirtschaftsprüfer's professional statement

(1) The transmission of a Wirtschaftsprüfer's professional statements (long-form reports, expert opinions and the like) to a third party requires the Wirtschaftsprüfer's written consent to the extent that the permission to transmit to a certain third party does not result from the engagement terms.

The Wirtschaftsprüfer is liable (within the limits of No. 9) towards third parties only if the prerequisites of the first sentence are given.

(2) The use of the Wirtschaftsprüfer's professional statements for promotional purposes is not permitted; an infringement entitles the Wirtschaftsprüfer to immediately cancel all engagements not yet conducted for the client.

8. Correction of deficiencies

(1) Where there are deficiencies, the client is entitled to subsequent fulfillment [of the contract]. The client may demand a reduction in fees or the cancellation of the contract only for the failure to subsequently fulfill [the contract]; if the engagement was awarded by a person carrying on a commercial business as part of that commercial business, a government-owned legal person under public law or a special government-owned fund under public law, the client may demand the cancellation of the contract only if the services rendered are of no interest to him due to the failure to subsequently fulfill [the contract]. No. 9 applies to the extent that claims for damages exist beyond this.

(2) The client must assert his claim for the correction of deficiencies in writing without delay. Claims pursuant to the first paragraph not arising from an intentional tort cease to be enforceable one year after the commencement of the statutory time limit for enforcement.

(3) Obvious deficiencies, such as typing and arithmetical errors and formelle Mängel [deficiencies associated with technicalities] contained in a Wirtschaftsprüfer's professional statements (long-form reports, expert opinions and the like) may be corrected – and also be applicable versus third parties – by the Wirtschaftsprüfer at any time. Errors which may call into question the conclusions contained in the Wirtschaftsprüfer's professional statements entitle the Wirtschaftsprüfer to withdraw – also versus third parties – such statements. In the cases noted the Wirtschaftsprüfer should first hear the client, if possible.

9. Liability

(1) The liability limitation of § ["Article"] 323 (2)["paragraph 2"] HGB ["Handelsgesetzbuch": German Commercial Code] applies to statutory audits required by law.

(2) Liability for negligence; An individual case of damages

If neither No. 1 is applicable nor a regulation exists in an individual case, pursuant to § 54a (1) no. 2 WPO ["Wirtschaftsprüferordnung": Law regulating the Profession of Wirtschaftsprüfer] the liability of the Wirtschaftsprüfer for claims of compensatory damages of any kind – except for damages resulting from injury to life, body or health – for an individual case of damages resulting from negligence is limited to € 4 million; this also applies if liability to a person other than the client should be established. An individual case of damages also exists in relation to a uniform damage arising from a number of breaches of duty. The individual case of damages encompasses all consequences from a breach of duty without taking into account whether the damages occurred in one year or in a number of successive years. In this case multiple acts or omissions of acts based on a similar source of error or on a source of error of an equivalent nature are deemed to be a uniform breach of duty if the matters in question are legally or economically connected to one another. In this event the claim against the Wirtschaftsprüfer is limited to € 5 million. The limitation to the fivefold of the minimum amount insured does not apply to compulsory audits required by law.

(3) Preclusive deadlines

A compensatory damages claim may only be lodged within a preclusive deadline of one year of the rightful claimant having become aware of the damage and of the event giving rise to the claim – at the very latest, however, within 5 years subsequent to the event giving rise to the claim. The claim expires if legal action is not taken within a six month deadline subsequent to the written refusal of acceptance of the indemnity and the client was informed of this consequence.

The right to assert the bar of the preclusive deadline remains unaffected. Sentences 1 to 3 also apply to legally required audits with statutory liability limits.

10. Supplementary provisions for audit engagements

(1) A subsequent amendment or abridgement of the financial statements or management report audited by a Wirtschaftsprüfer and accompanied by an auditor's report requires the written consent of the Wirtschaftsprüfer even if these documents are not published. If the Wirtschaftsprüfer has not issued an auditor's report, a reference to the audit conducted by the Wirtschaftsprüfer in the management report or elsewhere specified for the general public is permitted only with the Wirtschaftsprüfer's written consent and using the wording authorized by him.

(2) If the Wirtschaftsprüfer revokes the auditor's report, it may no longer be used. If the client has already made use of the auditor's report, he must announce its revocation upon the Wirtschaftsprüfer's request.

(3) The client has a right to 5 copies of the long-form report. Additional copies will be charged for separately.

11. Supplementary provisions for assistance with tax matters

(1) When advising on an individual tax issue as well as when furnishing continuous tax advice, the Wirtschaftsprüfer is entitled to assume that the facts provided by the client – especially numerical disclosures – are correct and complete; this also applies to bookkeeping engagements. Nevertheless, he is obliged to inform the client of any errors he has discovered.

(2) The tax consulting engagement does not encompass procedures required to meet deadlines, unless the Wirtschaftsprüfer has explicitly accepted the engagement for this. In this event the client must provide the Wirtschaftsprüfer, on a timely basis, all supporting documents and records – especially tax assessments – material to meeting the deadlines, so that the Wirtschaftsprüfer has an appropriate time period available to work therewith.

(3) In the absence of other written agreements, continuous tax advice encompasses the following work during the contract period:

a) preparation of annual tax returns for income tax, corporation tax and business tax, as well as net worth tax returns on the basis of the annual financial statements and other schedules and evidence required for tax purposes to be submitted by the client

b) examination of tax assessments in relation to the taxes mentioned in (a)

c) negotiations with tax authorities in connection with the returns and assessments mentioned in (a) and (b)

d) participation in tax audits and evaluation of the results of tax audits with respect to the taxes mentioned in (a)

e) participation in Einspruchs- und Beschwerdeverfahren [appeals and complaint procedures] with respect to the taxes mentioned in (a).

In the afore-mentioned work the Wirtschaftsprüfer takes material published legal decisions and administrative interpretations into account.

(4) If the Wirtschaftsprüfer receives a fixed fee for continuous tax advice, in the absence of other written agreements the work mentioned under paragraph 3 (d) and (e) will be charged separately.

(5) Services with respect to special individual issues for income tax, corporate tax, business tax, valuation procedures for property and net worth taxation, and net worth tax as well as all issues in relation to sales tax, wages tax, other taxes and dues require a special engagement. This also applies to:

a) the treatment of nonrecurring tax matters, e. g. in the field of estate tax, capital transactions tax, real estate acquisition tax

b) participation and representation in proceedings before tax and administrative courts and in criminal proceedings with respect to taxes, and

c) the granting of advice and work with respect to expert opinions in connection with conversions of legal form, mergers, capital increases and reductions, financial reorganizations, admission and retirement of partners or shareholders, sale of a business, liquidations and the like.

(6) To the extent that the annual sales tax return is accepted as additional work, this does not include the review of any special accounting prerequisities nor of the issue as to whether all potential legal sales tax reductions have been claimed. No guarantee is assumed for the completeness of the supporting documents and records to validate the deduction of the input tax credit.

12. Confidentiality towards third parties and data security

(1) Pursuant to the law the Wirtschaftsprüfer is obliged to treat all facts that he comes to know in connection with his work as confidential, irrespective of whether these concern the client himself or his business associations, unless the client releases him from this obligation.

(2) The Wirtschaftsprüfer may only release long-form reports, expert opinions and other written statements on the results of his work to third parties with the consent of his client.

(3) The Wirtschaftsprüfer is entitled – within the purposes stipulated by the client – to process personal data entrusted to him or allow them to be processed by third parties.

13. Default of acceptance and lack of cooperation on the part of the client

If the client defaults in accepting the services offered by the Wirtschaftsprüfer or if the client does not provide the assistance incumbent on him pursuant to No. 3 or otherwise, the Wirtschaftsprüfer is entitled to cancel the contract immediately. The Wirtschaftsprüfer's right to compensation for additional expenses as well as for damages caused by the default or the lack of assistance is not affected, even if the Wirtschaftsprüfer does not exercise his right to cancel.

14. Remuneration

(1) In addition to his claims for fees or remuneration, the Wirtschaftsprüfer is entitled to reimbursement of his outlays: sales tax will be billed separately. He may claim appropriate advances for remuneration and reimbursement of outlays and make the rendering of his services dependent upon the complete satisfaction of his claims. Multiple clients awarding engagements are jointly and severally liable.

(2) Any set off against the Wirtschaftsprüfer's claims for remuneration and reimbursement of outlays is permitted only for undisputed claims or claims determined to be legally valid.

15. Retention and return of supporting documentation and records

(1) The Wirtschaftsprüfer retains, for ten years, the supporting documents and records in connection with the completion of the engagement – that had been provided to him and that he has prepared himself – as well as the correspondence with respect to the engagement.

(2) After the settlement of his claims arising from the engagement, the Wirtschaftsprüfer, upon the request of the client, must return all supporting documents and records obtained from him or for him by reason of his work on the engagement. This does not, however, apply to correspondence exchanged between the Wirtschaftsprüfer and his client and to any documents of which the client already has the original or a copy. The Wirtschaftsprüfer may prepare and retain copies or photocopies of supporting documents and records which he returns to the client.

16. Applicable law

Only German law applies to the engagement, its conduct and any claims arising therefrom.

GHP
REVISION
WIRTSCHAFTSPRÜFUNG

Report

on the audit of the

annual financial statements as of Dezember 31st, 2009

for the 2009 fiscal year

for

KWICK! Community GmbH & Co. KG

Weinstadt

Only originally signed report in hard copy are legally binding

KWICK! COMMUNITY GMBH & CO. KG

WEINSTADT

REPORT ON THE AUDIT

OF THE ANNUAL FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2009

FOR THE 2009 FISCAL YEAR

TABLE OF CONTENTS

LIST OF ANNEXES

1. Statement of Financial Position as of December 31, 2009
2. Income Statement for the Period from January 1, 2009 to December 31, 2009
3. Statement of Changes in Equity
4. Statement of Cash Flows
5. Notes to the Financial Statements for the 2009 fiscal year
6. Legal background
7. General Contractual Terms for Auditors and Auditing Firms (dated January 2002)

A. AUDIT ENGAGEMENT

The management of

KWICK! COMMUNITY GmbH & Co. KG,

Weinstadt, Germany

- hereinafter referred to as "KWICK!" or the "Company" -

has engaged us with auditing the annual financial statements as of December 31, 2009, including the underlying notes to the financial statements of the 2009 fiscal year of the company, in accordance with professional standards and issuing a written report on the result of our audit.

The audit assignment dated November 14, 2011 was granted based on the signature of Jens Kammerer, CEO, on November 30, 2011, trough which we were appointed auditors (art. 318 par. 1 sentence 1 of the German Commercial Code (HGB)).

According to the size criteria indicated in art. 267 par. 1 of HGB, the company must be classified as a small-sized corporation.

We confirm in accordance with art. 321 par. 4a of HGB that we followed the applicable provisions on independence in relation to our audit.

In the following we report on the type and scope as well as the results of our audit in accordance with the generally accepted reporting standards for the audit of annual financial statements (IDW PS 450).

The performance of the audit and the audit results are described in detail in sections B. and C. The unqualified opinion issued on the basis of the audit is contained in section D.

We have enclosed the audited annual financial statements, comprising the statement of financial position (Annex 1), the income statement (Annex 2) the statement of changes in equity (Annex 3) and the statement of cash flows (Annex 4) and the notes to the financial statements (Annex 5) to our report.

The engagement and our responsibility, also with respect to third parties are governed by the agreed General Contractual Terms for Auditors and Auditing Firms in the version of January 01, 2002 attached as an Annex to this report. As such, the statutory liability regulations (especially Sec. 323 (2) HGB limiting liability to EUR 1 million does apply to statutory audits of financial statements. For services that are not part of a statuary audit, No 9 (2) of the General Engagement Terms shall apply, which limits the liability tor EUR 4 million.

B. PURPOSE, NATURE AND SCOPE OF THE AUDIT

The subject matter of our audit included the keeping of books, the annual financial statements as of December 31, 2009 (Annexes 1 - 5) as well as compliance with the applicable legal financial reporting provisions.

The scope of our audit did not include an examination of the nature and appropriateness of the insurance coverage, in particular whether all risks are taken into account and sufficiently insured.

The management of the company is responsible for the accounting and preparation of the annual financial statements and the notes as well as for the information provided to us. We are responsible for assessing these records, taking into account the bookkeeping and the disclosures made.

We carried out the audit activities during the period from November 14, 2011 until December 13, 2011 at the business premises of the company in Weinstadt and at our office in Hamburg.

The documents on which we based our audit included the accounting documents, receipts, bank confirmations and the files and records of the company.

All information, clarifications and supporting documents requested by us were provided by the management and the employees indicated as contacts for inquiries.

In addition, the management confirmed to us in writing in its representation letter that the accounting books and the annual financial statements to be audited contain all assets, liabilities, risks, accruals and deferrals, income and expenses that must be recognized, all necessary information and all existing contingent liabilities.

The representation letter also comprises the assurance that, with regard to expected developments, the notes to the financial statement contain all material aspects required for evaluating the company's position. According to the representation letter, no events of special significance that occurred subsequent to the end of the fiscal year arose, and we did not become aware of any such events during our audit.

When conducting our statutory audit we complied with the regulations of §§ 316 ff. HGB and the German standards for proper audit of financial statements as promulgated by the IDW. Whereby we planned our audit in a problem-oriented manner, however, without special focus on embezzlement so that we would detect inaccuracies and misstatements with material impact on the presentation of a true and fair view of the company's net assets, financial position and earnings situation.

The nature, scope and result of the individual audit activities carried out are recorded in our working papers.
The audit was based on an audit plan which took account of our provisional assessment of the company's situation and an assessment of the effectiveness of the accounting-related internal control system (ICS) (risk-oriented audit approach). The assessment is based, esp. on knowledge of the legal and economic background, industry risks, corporate strategy and the resulting business risks, as gleaned from the prior year's annual financial statements and from discussions with the company's management.

The risk areas identified when planning the audit gave rise to the following audit focuses:

- Recognition and allocation of sales proceeds
- Accounts receivables
- Notes

Based on a provisional assessment of the ICS we determined further audit procedures in accordance with materiality and efficiency principles. Therefore both analytical procedures and tests of details were conducted using samples, the type and scope of which were determined by the significance of the area audited and the accounting department's organization. The samples were chosen to reflect the economic significance of the individual item in the annual financial statements and permit sufficient audit of compliance with statutory accounting regulations.

In order to audit the supporting documents regarding the asset and liability items of the company, we inspected contracts and agreements, and obtained bank confirmations and lawyer's confirmations as well as balance confirmations for accounts receivable and payable.

Evidence of the inventory of other assets, liquid funds and liabilities was provided to us by way of appropriate documents. Justifications for provisions were corroborated by agreements, calculations and other documents.

C. FINDINGS AND EXPLANATIONS REGARDING THE FINANCIAL REPORTING

I. Compliance of the financial reporting

1. Accounting records and other audited documents

The accounting (financial, fixed-asset and payroll accounting) of the company is carried out by the accounting company Baumann, Stuttgart. The US GAAP conversion and the notes were prepared by FVP Friederich & Villhauer Partnerschaft, Balingen.

The accounting-related internal control system established by the company provides for rules on the organization and control of the work flows that are reasonable with regard to the purpose and scope of business. The accounting processes were not significantly modified in organizational terms during the reporting period.

The organization of the accounting and the accounting-related internal control system allow for recognizing and posting transactions in a complete, correct, timely and orderly way. The accounts structure is sufficiently detailed, and the record system is clearly arranged. The books were opened correctly with the figures of the balance sheet of the previous financial statement.

The financial statements as of December 31st, 2008, that serve as a starting reference point, were not audited by us. As part of our initial audit we performed further audit procedures on the opening balances (IDW PS 205).

The information obtained from the other audited documents is presented properly in the accounting books, annual financial statements and the notes to the financial statement.

All in all, according to our findings, the accounting and the other audited documents (including record system, internal control system, cost accounting and budgeting) comply with the legal provisions including the US generally accepted accounting principles. The audit did not give rise to any objections.

2. Annual financial statements

The presented annual financial statements as of December 31st, 2009 were prepared in accordance with US GAAP.

The statement of financial positions, the income statement, the statement of changes in equity and the statement of cash flows are duly derived from the accounting books and the other audited documents.

The notes to the financial statements (Annex 5) prepared by the company sufficiently explain the accounting and valuation principles applied to the balance sheet and the income statement. All legally required detailed information and the information on the balance sheet and income statement that is optionally presented in the notes are provided completely and correctly.

Therefore, according to our findings, the annual financial statements comply with the legal provisions including the US generally accepted accounting principles. The audit did not give rise to any objections.

3. Notes to the financial statement

The audit of the notes to the financial statement for the 2009 fiscal year (Annex 5) showed that the notes are consistent with the annual financial statements and the findings obtained during the audit and that, all in all, it provides a true and fair view of the company's position.

All in all, according to our findings, the notes to the financial statement contain all mandatory information and thus complies with the legal provisions.

II. Overall picture conveyed by the annual financial statements

1. Findings on the overall picture conveyed by the annual financial statements

Our audit has shown that the annual financial statements as a whole, i.e. as the overall picture provided by the annual statements - as resulting from the interaction between financial statements, income statement and notes -, taking into account the US generally accepted accounting principles, provide a true picture of the assets, financial and earnings position of the company.

For more details, please refer to the analyzing presentation of the assets, financial and earnings position in section C. III.

2. Significant valuation bases and changes therein

The accounting and valuation principles were generally applied unchanged compared to the previous year.

For more details, please refer to the notes to the financial statements (Annex 5).

III. Analysis of the assets, financial and earnings position

In order to analyze the assets, financial and earnings position, we arranged the items of the statement of financial position and the income statement according to microeconomic aspects, with the statement being restricted to a brief development analysis. The analysis does not aim at providing a comprehensive evaluation of the financial position of the company. Furthermore, the informative value of the statement of the financial position data is relatively limited, particularly since they relate to a particular reporting date.

1. Business bases

KWICK! is a social network focussed on friendship, chat and events with about 1 Million users mostly located in the south of Germany.

	2009 EUR	2008 EUR
Revenue	3,321,531	2,740,475
Annual result	976,572	487,855
Fixed assets	219,459	171,967
Current assets	925,877	598,352
Equity	20,000	20,000

2. Assets position (Statement of financial position)

The below balance sheet overview shows the items as of December 31, 2009, grouped under economic and financial aspects, and compares them to the according item as of December 31, 2008 (cf. Annex 1).

To illustrate the assets structure, the balance sheet items of the assets side are allocated to fixed assets (maturity of over one year) or current assets.

To illustrate the capital structure, the balance sheet items of the liabilities side are allocated to equity or borrowed capital, with the borrowed capital being further divided into long-term (maturity of over one year) or short-term availability.

The assets and capital structure and their changes compared to the previous year can be seen from the below overview of the balance sheet figures in €k for both closing dates, December 31, 2009 and 2008:

Assets structure

	2009		2008		+/-
	TEUR	%	TEUR	%	TEUR
Intangible assets	43	3,6	16	2,0	27
Property plant and equipment	176	14,8	156	19,8	20
Long-term investment other long-term assets	44	3,7	23	2,9	21
Longterm tied assets	263	22,1	195	24,6	68
Inventories	10	0,8	25	3,2	-15
Accounts receivable	626	52,6	296	37,3	330
Prepaid expenses and current other assets	163	13,7	165	20,8	-2
Shortterm tied assets	799	67,1	486	61,3	313
Liqiud funds	127	10,8	112	14,1	15
	1.189	**100,0**	**793**	**100,0**	**396**

Capital structure

	2009		2008		+/-
	TEUR	%	TEUR	%	TEUR
Partners Capital	20	1,7	20	2,5	0
Shareholders' equity	**20**	**1,7**	**20**	**2,5**	**0**
Accounts payable and accrued expenses	165	13,9	155	19,6	10
Income tax payable	86	7,2	9	1,1	77
Liablities to partners	872	73,3	609	76,8	263
Deferred income	46	3,9	0	0,0	46
Shortterm commited assets	**1.169**	**98,3**	**773**	**97,5**	**396**
	1.189	**100,0**	**793**	**100,0**	**396**

3. Earnings position (income statement)

The comparison of the earnings statements of the 2009 and 2008 fiscal years derived from the income statement (Annex 2) shows the following picture of the earnings position and its changes:

	2009		2008		+/-
	TEUR	%	TEUR	%	TEUR
Net Sales Advertising	3.304	99,5	2.666	97,3	638
Net Sales Other	17	0,5	74	2,7	-57
Total Net Sales	3.321	100,0	2.740	100,0	581
Costs of goods sold	-1.617	-48,7	-1.603	-58,5	-14
Gross Profit	1.704	51,3	1.137	41,5	567
Selling expenses	-468	-14,1	-505	-18,4	37
General and administrative expenses	-113	-3,4	-125	-4,6	12
Income from operations	1.123	33,8	507	18,5	616
Other income (expenses)	-2	-0,1	55	2,0	-57
Profit before income tax	1.121	33,7	562	20,5	559
Taxes on income	-146	-4,4	-74	-2,7	-72
Net income	**975**	**29,3**	**488**	**17,8**	**487**

The total turnover of the company increased € 638 k (= 3 %) to € 3,304k compared to 2008. Most parts of the sales still refer to advertising-campaigns.

The decreased selling expenses relate to the change of the advertising-process which is more based on server-based advertising than on individual advertising.

D. COPY OF AUDITOR'S REPORT AND FINAL NOTE

After having obtained the final result of our audit, we issued the below unqualified audit opinion for the annual financial statements as of December 31, 2009 (Annexes 1 to 4) and the notes for the financial statements 2009 (Annex 5) of the KWICK! COMMUNITY GmbH & Co. KG, signed on December 13, 2011, which is reproduced below:

"Auditor's report to KWICK! COMMUNITY GmbH & Co. KG

We have audited the annual financial statements - comprising the balance sheet, income statement and notes to the financial statements, together with the bookkeeping system, and the notes of the financial statement of the KWICK! COMMUNITY GmbH & Co. KG for the business year from January 1, 2009 until December 31, 2009.The maintenance of the books and records and the preparation of the annual financial statements in accordance with US GAAP and supplementary provisions of the articles of incorporation are the responsibility of the Company's management. Our responsibility is to express an opinion on the annual financial statements, together with the bookkeeping system based on our audit.

We conducted our audit of the annual financial statements in accordance with art. 317 HGB [„Handelsgesetzbuch": „German Commercial Code"] and German generally accepted standards for the audit of financial statements promulgated by the Institut der Wirtschaftsprüfer [Institute of Public Auditors in Germany] (IDW).Those standards require that we plan and perform the audit such that misstatements materially affecting the presentation of the net assets, financial position and results of operations in the annual financial statements in accordance with US GAAP are detected with reasonable assurance. Knowledge of the business activities and the economic and legal environment of the Company and expectations as to possible misstatements are taken into account in the determination of audit procedures. The effectiveness of the accounting-related internal control system and the evidence supporting the disclosures in the books and records, the annual financial statements are examined primarily on a test basis within the framework of the audit. The audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the annual financial statements. We believe that our audit provides a reasonable basis for our opinion.

Our audit has not led to any reservations.

In our opinion, based on the findings of our audit, the annual financial statements comply with the legal requirements and give a true and fair view of the net assets, financial position and results of operations of the Company in accordance with US GAAP. "

Hamburg, December 14, 2011

GHP Revision GmbH
Wirtschaftsprüfungsgesellschaft
Zweigniederlassung Hamburg

Holst	Britting
Wirtschaftsprüfer	Wirtschaftsprüfer

We issue the above audit report in compliance with the legal provisions and the principles of due reporting on audits (IDW [Institute of Certified Auditors] PS 450).

Any use of the audit certificate reproduced above outside this audit report is subject to our prior consent. Any publication or disclosure of the annual financial statements and/or the notes of the financial statement in a version that differs from the certified one (including translations into other languages) is subject to our renewed opinion if our audit certificate is quoted or reference is made to our audit; please also refer to art. 328 of the German Commercial Code (HGB).
The engagement and our responsibility, also with respect to third parties are governed by the agreed General Contractual Terms for Auditors and Auditing Firms in the version of January 01, 2002 attached as an Annex to this letter. As such, the statutory liability regulations (especially Sec. 323 (2) HGB limiting liability to EUR 1 million does apply to statutory audits of financial statements. For services that are not part of a statuary audit, No 9 (2) of the General Engagement Terms shall apply, which limits the liability tor EUR 4 million.

ANNEX 1

Statement of Financial Position as of December 31, 2009

	2009	December 31, 2008
Assets	EUR	EUR
Current Assets		
Cash	127,074	112,146
Accounts receivable, net of allowance for doubtful accounts of EUR 0	625,579	295,967
Inventories	10,161	25,061
Prepaid expenses and other current assets	163,063	165,178
Total Current Assets	925,877	598,352
Property and equipment, net of accumulated depreciation of EUR 366,129 and EUR 456,486	176,330	156,098
Intangible assets, net of accumulated depreciation of EUR 28,797 and EUR 23,329	43,129	15,869
Long-Term investments	15,085	0
Other long-term assets	29,365	23,385
Total Assets	1,189,786	793,704
Liabilities and Stockholders´ equity		
Current Liabilities		
Accounts payable and accrued expenses	165,689	155,086
Income tax payable	86,322	8,888
Liabilities to partners	871,914	609,370
Deferred income	45,861	360
Total current liabilities	1,169,786	773,704
Stockholders´ Equity		
Partners´ Capital	20,000	20,000
Total Stockholder´s Equity	20,000	20,000
Total Liabilities and Stockholders´ Equity	1,189,786	793,704

The accompanying notes are an integral part of the consolidated financial statements.

ANNEX 2

Income Statement for the Period from January 1, 2009 to December 31, 2009

	Year Ended December 31, 2009 EUR	2008 EUR
Net Sales		
Advertising	3,304,127	2,666,512
Other	17,404	73,963
Total Net Sales	3,321,531	2,740,475
Costs of Goods Sold	(1,617,041)	(1,603,202)
Gross Profit	1,704,490	1,137,273
Selling expenses	(467,673)	(504,782)
General and administrative expenses	(113,492)	(125,548)
Income from operations	1,123,325	506,943
Other Income (Expense)		
Gain on disposal of assets, net	7,864	14,429
Miscellaneous income	32,387	63,625
Miscellaneous expense	(18,315)	(21,856)
Interest income	1,301	860
Interest expense	(2,345)	(2,089)
Loss on disposal of assets, net	(22,765)	0
Total other Income (Expense)	(1,873)	54,969
Profit before Income Tax	1,121,452	561,912
Income Tax expense	(144,880)	(74,057)
Net Profit (comprehensive income)	976,572	487,855
distributions to liabilities to limited partners	(976,572)	(487,855)
	0	0

The accompanying notes are an integral part of the consolidated financial statements

ANNEX 3

Statement of Changes in Equity

	Limited Partner's Capital	General Partner's Capital	Retained Earnings	Total
Balance at January 1, 2008	20,000	0	0	20,000
Net Profit	0	0	487,855	487,855
Distribution to liabilities to partners	0	0	(487,855)	(487,855)
Balance at December 31, 2008	20,000	0	0	20,000
Net Profit	0	0	976,572	976,572
Distribution to liabilities to partners	0	0	(976,572)	(976,572)
Balance at December 31, 2009	20,000	0	0	20,000

The accompanying notes are an integral part of the consolidated financial statements

Statement of Cash Flows

	2009 EUR	2008 EUR
Cash Flows from operating activities		
Net Profit before distributions to liabilities to partners	976,572	487,855
Adjustments to reconcile net loss to net cash provided by Operations		
Depreciation and amortization	110,142	143,229
(Gain) Loss on disposition of assets	14,901	(14,429)
Decreases (Increases) in Assets		
Inventories	14,900	50,454
Accounts receivable	(329,612)	113,978
Other long-term asssets	(5,980)	(14,932)
Prepaid Expenses and other current assets	2,115	(108,773)
Increase (Decrease) in Liabilities		
Accounts payable and accrued expenses	10,603	(26,735)
Income tax payable	77,433	5,377
Liabilities to partners	(714,027)	(505,080)
Deferred income	45,501	360
Net cash provided by Operations	202,548	131,304
Cash flows from investing acitivities		
Proceeds from sale of assets	7,931	20,210
Purchases of property and equipment	(180,466)	(79,981)
Purchases of long term investments	(15,085)	0
	(187,620)	(59,771)
Net increase (decrease) in cash	14,928	71,533
Cash at the beginning of the period	112,146	40,613
Cash at the end of the period	127,074	112,146
Supplemental disclosure of cash flow information		
interest paid	2,099	663
income tax paid	67,447	65,636

ANNEX 5

KWICK! COMMUNITY GMBH & CO. KG

NOTES TO THE FINANCIAL STATEMENTS FOR THE 2009 FISCAL YEAR

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization and Business

KWICK! Community GmbH und Co. KG (the "Company" or "KWICK!") was incorporated on March 23, 2007.

The purpose of the business is the development and operation of a social community network under the internet address www.kwick.de. A further object of the Company is the organization of events and leisure time activities for the community members. The KWICK! website attracts users from all walks of life, while the vast majority of its members are young adults. KWICK! revenues are generated primarily from online-advertising and by hosting special events.

The financial statements have been prepared in conformity with generally accepted accounting principles in the US.

The financial statements have been prepared on the historical cost basis. Historical cost is generally based on the fair value of the consideration given in exchange for assets.

The principal accounting policies are set out below.

Cash and Cash Equivalents

The Company accounts for cash and other highly liquid investments with original maturities of three months or less as cash and cash equivalents.

Depreciation and Amortization

Property and equipment are recorded at cost. Depreciation on equipment, furniture and fixtures and leasehold improvements is computed on the straight-line method over the estimated useful lives of such assets between 3-10 years, or lease term for leasehold improvements, if for a shorter period. Maintenance and repairs are charged to operations as incurred. Software costs are amortized using the straight line method and amortized over their estimated useful lives. Amortization begins when the related software is ready for its intended use in accordance with Accounting Standards Codification ("ASC") 350-40, *Internal-Use Software, Subsequent Measurement*.

Intangible Assets

Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortisation and accumulated impairment losses. Amortisation is recognised on a straight-line basis over their estimated useful lives. The estimated useful life and amortisation method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Intangible assets with indefinite useful lives that are acquired separately are carried at cost less accumulated impairment losses.

Inventories

Inventories are stated at the lower of cost and net realisable value. Net realisable value represents the estimated selling price for inventories less all estimated costs of completion and costs necessary to make the sale.

Financial Instruments

Financial assets and financial liabilities are recognised when the Company becomes a party to the contractual provisions of the instrument.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognised immediately in profit or loss.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Loans and receivables (including trade and other receivables, bank balances and cash) are measured at amortised cost using the effective interest method, less any impairment.

Financial assets are assessed for indicators of impairment at the end of each reporting period. Financial assets are considered to be impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been affected.

Leasing

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases. The Company has only operating leases.

Operating lease payments are recognised as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed. Contingent rentals arising under operating leases are recognised as an expense in the period in which they are incurred.

Advertising Costs

Advertising costs are charged to operations when incurred. Advertising expense was EUR 28,045 and EUR 141,633 for 2009 and 2008, respectively.

Evaluation of Long Lived Assets

Long-lived assets are assessed for recoverability on an ongoing basis. In evaluating the fair value and future benefits of long-lived assets, their carrying value would be reduced by the excess, if any, of the long-lived asset over management's estimate of the anticipated undiscounted future net cash flows of the related long-lived asset.

Capitalization of Software /Website development costs

The Company capitalizes outside-contracted development work in accordance with the guidelines published under ASC 350-50, "Website Development Costs". Under ASC 350-50, costs incurred during the planning stage are expensed, while costs relating to software used to operate a website or for developing initial graphics should be accounted for under ASC 350-50, *Accounting for the Costs of Computer Software Developed or Obtained for Internal Use*, unless a plan exists or is being developed to market the software externally. Under ASC 350-50, internal and external costs incurred to develop internal-use computer software during the application development stage should be capitalized. Costs to develop or obtain software that allows for access or conversion of old data by new systems should also be capitalized, excluding training costs.

Fees incurred for website hosting, which involve the payment of a specified, periodic fee to an Internet service provider in return for hosting the website on its server(s) connected to the Internet, are expensed over the period of benefit, and included in cost of sales in the accompanying financial statements.

During 2009 and 2008 no costs were capitalized for web-site development work.

Income Taxes

The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return.

Income tax expense represents the sum of the tax currently payable and deferred tax.

Certain items of revenue and expense are reported for income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Current and deferred tax are recognised in profit or loss, except when they relate to items that are recognised in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognised in other comprehensive income or directly in equity respectively.

Revenue Recognition

The Company's revenue is derived mainly from online advertising and is recognized when earned, as follows. Most contracts require the Company to deliver the customer impressions, click-throughs or new customers, or some combination thereof. Accordingly, advertising revenue is estimated and recognized for the period in which customer impressions, click through or new customers are delivered. Licensing or hosting revenue consists of an annual contract with clients to provide web-site hosting and assistance.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. CONCENTRATIONS OF BUSINESS AND CREDIT RISK

The Company maintains cash balances in a financial institution which is insured by the German Einlagensicherungsfonds up to EUR 100,000. Balances in these accounts may, at times, exceed the insured limits. At December 31, 2009 and December 31, 2008, the limit was not exceeded. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information. The allowance for doubtful accounts was EUR 0 at December 31, 2009 and December 31, 2008, respectively.

3. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following at:

	December 31, 2009 EUR	December 31, 2008 EUR
Prepaid expenses		
prepaid costs for website hosting, server farm installations, and technical support	133,947	137,423
Prepaid rent	9,295	9,642
Prepaid selling expense	2,748	2,548
Other	9,031	7,765
	155,021	157,378
Value added tax	2,951	5,768
Attendant costs	45	0
Other	5,046	2,032
Total	163,063	165,178

4. PROPERTY AND EQUIPMENT

Property and equipment consist of the following at:

	December 31, 2009 EUR	December 31, 2008 EUR
Computer equipment	448,429	425,406
Office equipment	94,030	187,178
	542,459	612,584
Less accumulated depreciation	(366,129)	(456,486)
Total	176,330	156,098

Depreciation expense charged to operations was EUR 104,264 and EUR 143,229 for 2009 and 2008, respectively.

5. INTANGIBLE ASSETS

Intangible assets consist of the following at:

	December 31,	
	2009	2008
	EUR	EUR
Licenses	48,318	39,198
Domain	23,608	0
	71,926	39,198
Less accumulated depreciation	(28,797)	(23,329)
Total	43,129	15,869

Amortization expense 2009 and 2008 was EUR 5,878 and EUR 8,508, respectively. Additional amortization over the next 5 years is estimated to be as follows:

	Amortization expense
December 31, 2010	EUR 6,137
December 31, 2011	4,533
December 31, 2012	3,382
December 31, 2013	1,267
December 31, 2014	1,220
Thereafter	2,982

6. OTHER LONG-TERM ASSETS

Other long-term assets consisted of the following at:

	December 31,	
	2009	2008
	EUR	EUR
Deposits	26,165	23,385
Reveivables from sublease	3,200	0
Total	29,365	23,385

7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following at:

	December 31, 2009	December 31, 2008
	EUR	EUR
Accounts payable	40,010	36,071
Accrued professional fees	15,000	13,500
Accrued payroll, payroll taxes	30,236	36,976
Value added tax	56,557	35,235
Workers´compensation	3,360	2,545
Attendant costs	16,142	24,650
Other	4,384	6,109
Total	165,689	155,086

8. OPERATING LEASE ARRANGEMENTS

Operating leases relate to leases of land and vehicles with lease terms of between 3 and 5 years. All operating lease contracts over 5 years contain clauses for yearly market rental reviews. The Company does not have an option to purchase the leased land at the expiry of the lease periods.

Payments recognised as an expense:

	December 31, 2009	December 31, 2008
	EUR	EUR
Minimum lease payments	118,694	114,772
Contingent lease payments	0	10,642
Sub-lease payments received	(13,022)	(9,942)
	105,672	115,472

The received sub-lease payments are included in miscellaneous income.

Operating lease committments as of December 31, 2009 are:

	EUR
2010	100,453
2011	17,616
2012	10,800
2013	7,200
2014	600
2015	0
Total	136,669
Sub-lease payments to be received	(13,022)
	123,647

9. INCOME TAX

As a German GmbH und Co. KG, the Company is only subject to trade tax.

The tax eypense shown in the Statements of operations relates only to current tax and continuing operations.

The income tax expense for the year can be reconciled to the accounting profit as follows:

	December 31,	
	2009	2008
	EUR	EUR
Profit before tax from continuing operations	1,121,452	561,912
Income tax expense calculated at 13% (2008: 13,4%)	148,368	75,296
Effect of income that is exempt from taxation	(3,262)	(3,290)
Effect of expenses that are not deductible	350	0
Tax related to prior years	(1,507)	0
Other	931	2,051
Income tax expense recognised in profit or loss	144,880	74,057

The tax rate used for the 2009 and 2008 reconciliations above is the trade tax rate of 13% an 13.4%, respectively, payable by partnerships in Germany on taxable profits under tax law in that jurisdiction.

The fiscal years 2005 until 2009 are subject to examinations by the German tax jurisdiction.

10. RELATED PARTY TRANSACTIONS

In 2009 and 2008 KWICK! incurred aggregate expenses of EUR 403,684 and EUR 424,414, respectively, to companies controlled by the Chief Executive Officer of Kiwibox.com, Inc., for website hosting, website development, server farm installations and technical advisory services.

11. SUBSEQUENT EVENTS

As of September 30, 2011, the Company was sold to Kiwibox.com, Inc.

ANNEX 6

LEGAL BACKGROUND

1. Legal background

⇒	Name	KWICK! COMMUNITY GmbH & Co. KG
⇒	Registered office	Stuttgart
⇒	Commercial register entry	The company is recorded in the commercial register of the District Court Stuttgart
⇒	Fiscal year	Calendar year
⇒	Purpose of business	Social network focussed on friendship, chat and events
⇒	Managing Director	Jens Kammerer
⇒	Power of Attorney	Benjamin Roth
⇒	Shareholder	Kiwibox.com, Inc., New York, US

[Translator's notes are in square brackets]

General Engagement Terms

for

Wirtschaftsprüfer and Wirtschaftsprüfungsgesellschaften

[German Public Auditors and Public Audit Firms]

as of January 1, 2002

This is an English translation of the German text, which is the sole authoritative version

1. Scope

(1) These engagement terms are applicable to contracts between Wirtschaftsprüfer [German Public Auditors] or Wirtschaftsprüfungsgesellschaften [German Public Audit Firms] (hereinafter collectively referred to as the "Wirtschaftsprüfer") and their clients for audits, consulting and other engagements to the extent that something else has not been expressly agreed to in writing or is not compulsory due to legal requirements.

(2) If, in an individual case, as an exception contractual relations have also been established between the Wirtschaftsprüfer and persons other than the client, the provisions of No. 9 below also apply to such third parties.

2. Scope and performance of the engagement

(1) Subject of the Wirtschaftsprüfer's engagement is the performance of agreed services – not a particular economic result. The engagement is performed in accordance with the Grundsätze ordnungsmäßiger Berufsausübung [Standards of Proper Professional Conduct]. The Wirtschaftsprüfer is entitled to use qualified persons to conduct the engagement.

(2) The application of foreign law requires – except for financial attestation engagements – an express written agreement.

(3) The engagement does not extend – to the extent it is not directed thereto – to an examination of the issue of whether the requirements of tax law or special regulations, such as, for example, laws on price controls, laws limiting competition and Bewirtschaftungsrecht [laws controlling certain aspects of specific business operations] were observed; the same applies to the determination as to whether subsidies, allowances or other benefits may be claimed. The performance of an engagement encompasses auditing procedures aimed at the detection of the defalcation of books and records and other irregularities only if during the conduct of audits grounds therefor arise or if this has been expressly agreed to in writing.

(4) If the legal position changes subsequent to the issuance of the final professional statement, the Wirtschaftsprüfer is not obliged to inform the client of changes or any consequences resulting therefrom.

3. The client's duty to inform

(1) The client must ensure that the Wirtschaftsprüfer – even without his special request – is provided, on a timely basis, with all supporting documents and records required for and is informed of all events and circumstances which may be significant to the performance of the engagement. This also applies to those supporting documents and records, events and circumstances which first become known during the Wirtschaftsprüfer's work.

(2) Upon the Wirtschaftsprüfer's request, the client must confirm in a written statement drafted by the Wirtschaftsprüfer that the supporting documents and records and the information and explanations provided are complete.

4. Ensuring independence

The client guarantees to refrain from everything which may endanger the independence of the Wirtschaftsprüfer's staff. This particularly applies to offers of employment and offers to undertake engagements on one's own account.

5. Reporting and verbal information

If the Wirtschaftsprüfer is required to present the results of his work in writing, only that written presentation is authoritative. For audit engagements the long-form report should be submitted in writing to the extent that nothing else has been agreed to. Verbal statements and information provided by the Wirtschaftsprüfer's staff beyond the engagement agreed to are never binding.

6. Protection of the Wirtschaftsprüfer's intellectual property

The client guarantees that expert opinions, organizational charts, drafts, sketches, schedules and calculations – expecially quantity and cost computations – prepared by the Wirtschaftsprüfer within the scope of the engagement will be used only for his own purposes.

7. Transmission of the Wirtschaftsprüfer's professional statement

(1) The transmission of a Wirtschaftsprüfer's professional statements (long-form reports, expert opinions and the like) to a third party requires the Wirtschaftsprüfer's written consent to the extent that the permission to transmit to a certain third party does not result from the engagement terms.

The Wirtschaftsprüfer is liable (within the limits of No. 9) towards third parties only if the prerequisites of the first sentence are given.

(2) The use of the Wirtschaftsprüfer's professional statements for promotional purposes is not permitted; an infringement entitles the Wirtschaftsprüfer to immediately cancel all engagements not yet conducted for the client.

8. Correction of deficiencies

(1) Where there are deficiencies, the client is entitled to subsequent fulfillment [of the contract]. The client may demand a reduction in fees or the cancellation of the contract only for the failure to subsequently fulfill [the contract]; if the engagement was awarded by a person carrying on a commercial business as part of that commercial business, a government-owned legal person under public law or a special government-owned fund under public law, the client may demand the cancellation of the contract only if the services rendered are of no interest to him due to the failure to subsequently fulfill [the contract]. No. 9 applies to the extent that claims for damages exist beyond this.

(2) The client must assert his claim for the correction of deficiencies in writing without delay. Claims pursuant to the first paragraph not arising from an intentional tort cease to be enforceable one year after the commencement of the statutory time limit for enforcement.

(3) Obvious deficiencies, such as typing and arithmetical errors and formelle Mängel [deficiencies associated with technicalities] contained in a Wirtschaftsprüfer's professional statements (long-form reports, expert opinions and the like) may be corrected – and also be applicable versus third parties – by the Wirtschaftsprüfer at any time. Errors which may call into question the conclusions contained in the Wirtschaftsprüfer's professional statements entitle the Wirtschaftsprüfer to withdraw – also versus third parties – such statements. In the cases noted the Wirtschaftsprüfer should first hear the client, if possible.

9. Liability

(1) The liability limitation of § ["Article"] 323 (2)["paragraph 2"] HGB ["Handelsgesetzbuch": German Commercial Code] applies to statutory audits required by law.

(2) Liability for negligence; An individual case of damages

If neither No. 1 is applicable nor a regulation exists in an individual case, pursuant to § 54a (1) no. 2 WPO ["Wirtschaftsprüferordnung": Law regulating the Profession of Wirtschaftsprüfer] the liability of the Wirtschaftsprüfer for claims of compensatory damages of any kind – except for damages resulting from injury to life, body or health – for an individual case of damages resulting from negligence is limited to € 4 million; this also applies if liability to a person other than the client should be established. An individual case of damages also exists in relation to a uniform damage arising from a number of breaches of duty. The individual case of damages encompasses all consequences from a breach of duty without taking into account whether the damages occurred in one year or in a number of successive years. In this case multiple acts or omissions of acts based on a similar source of error or on a source of error of an equivalent nature are deemed to be a uniform breach of duty if the matters in question are legally or economically connected to one another. In this event the claim against the Wirtschaftsprüfer is limited to € 5 million. The limitation to the fivefold of the minimum amount insured does not apply to compulsory audits required by law.

(3) Preclusive deadlines

A compensatory damages claim may only be lodged within a preclusive deadline of one year of the rightful claimant having become aware of the damage and of the event giving rise to the claim – at the very latest, however, within 5 years subsequent to the event giving rise to the claim. The claim expires if legal action is not taken within a six month deadline subsequent to the written refusal of acceptance of the indemnity and the client was informed of this consequence.

The right to assert the bar of the preclusive deadline remains unaffected. Sentences 1 to 3 also apply to legally required audits with statutory liability limits.

10. Supplementary provisions for audit engagements

(1) A subsequent amendment or abridgement of the financial statements or management report audited by a Wirtschaftsprüfer and accompanied by an auditor's report requires the written consent of the Wirtschaftsprüfer even if these documents are not published. If the Wirtschaftsprüfer has not issued an auditor's report, a reference to the audit conducted by the Wirtschaftsprüfer in the management report or elsewhere specified for the general public is permitted only with the Wirtschaftsprüfer's written consent and using the wording authorized by him.

(2) If the Wirtschaftsprüfer revokes the auditor's report, it may no longer be used. If the client has already made use of the auditor's report, he must announce its revocation upon the Wirtschaftsprüfer's request.

(3) The client has a right to 5 copies of the long-form report. Additional copies will be charged for separately.

11. Supplementary provisions for assistance with tax matters

(1) When advising on an individual tax issue as well as when furnishing continuous tax advice, the Wirtschaftsprüfer is entitled to assume that the facts provided by the client – especially numerical disclosures – are correct and complete; this also applies to bookkeeping engagements. Nevertheless, he is obliged to inform the client of any errors he has discovered.

(2) The tax consulting engagement does not encompass procedures required to meet deadlines, unless the Wirtschaftsprüfer has explicitly accepted the engagement for this. In this event the client must provide the Wirtschaftsprüfer, on a timely basis, all supporting documents and records – especially tax assessments – material to meeting the deadlines, so that the Wirtschaftsprüfer has an appropriate time period available to work therewith.

(3) In the absence of other written agreements, continuous tax advice encompasses the following work during the contract period:

a) preparation of annual tax returns for income tax, corporation tax and business tax, as well as net worth tax returns on the basis of the annual financial statements and other schedules and evidence required for tax purposes to be submitted by the client

b) examination of tax assessments in relation to the taxes mentioned in (a)

c) negotiations with tax authorities in connection with the returns and assessments mentioned in (a) and (b)

d) participation in tax audits and evaluation of the results of tax audits with respect to the taxes mentioned in (a)

e) participation in Einspruchs- und Beschwerdeverfahren [appeals and complaint procedures] with respect to the taxes mentioned in (a).

In the afore-mentioned work the Wirtschaftsprüfer takes material published legal decisions and administrative interpretations into account.

(4) If the Wirtschaftsprüfer receives a fixed fee for continuous tax advice, in the absence of other written agreements the work mentioned under paragraph 3 (d) and (e) will be charged separately.

(5) Services with respect to special individual issues for income tax, corporate tax, business tax, valuation procedures for property and net worth taxation, and net worth tax as well as all issues in relation to sales tax, wages tax, other taxes and dues require a special engagement. This also applies to:

a) the treatment of nonrecurring tax matters, e. g. in the field of estate tax, capital transactions tax, real estate acquisition tax

b) participation and representation in proceedings before tax and administrative courts and in criminal proceedings with respect to taxes, and

c) the granting of advice and work with respect to expert opinions in connection with conversions of legal form, mergers, capital increases and reductions, financial reorganizations, admission and retirement of partners or shareholders, sale of a business, liquidations and the like.

(6) To the extent that the annual sales tax return is accepted as additional work, this does not include the review of any special accounting prerequisities nor of the issue as to whether all potential legal sales tax reductions have been claimed. No guarantee is assumed for the completeness of the supporting documents and records to validate the deduction of the input tax credit.

12. Confidentiality towards third parties and data security

(1) Pursuant to the law the Wirtschaftsprüfer is obliged to treat all facts that he comes to know in connection with his work as confidential, irrespective of whether these concern the client himself or his business associations, unless the client releases him from this obligation.

(2) The Wirtschaftsprüfer may only release long-form reports, expert opinions and other written statements on the results of his work to third parties with the consent of his client.

(3) The Wirtschaftsprüfer is entitled – within the purposes stipulated by the client – to process personal data entrusted to him or allow them to be processed by third parties.

13. Default of acceptance and lack of cooperation on the part of the client

If the client defaults in accepting the services offered by the Wirtschaftsprüfer or if the client does not provide the assistance incumbent on him pursuant to No. 3 or otherwise, the Wirtschaftsprüfer is entitled to cancel the contract immediately. The Wirtschaftsprüfer's right to compensation for additional expenses as well as for damages caused by the default or the lack of assistance is not affected, even if the Wirtschaftsprüfer does not exercise his right to cancel.

14. Remuneration

(1) In addition to his claims for fees or remuneration, the Wirtschaftsprüfer is entitled to reimbursement of his outlays; sales tax will be billed separately. He may claim appropriate advances for remuneration and reimbursement of outlays and make the rendering of his services dependent upon the complete satisfaction of his claims. Multiple clients awarding engagements are jointly and severally liable.

(2) Any set off against the Wirtschaftsprüfer's claims for remuneration and reimbursement of outlays is permitted only for undisputed claims or claims determined to be legally valid.

15. Retention and return of supporting documentation and records

(1) The Wirtschaftsprüfer retains, for ten years, the supporting documents and records in connection with the completion of the engagement – that had been provided to him and that he has prepared himself – as well as the correspondence with respect to the engagement.

(2) After the settlement of his claims arising from the engagement, the Wirtschaftsprüfer, upon the request of the client, must return all supporting documents and records obtained from him or for him by reason of his work on the engagement. This does not, however, apply to correspondence exchanged between the Wirtschaftsprüfer and his client and to any documents of which the client already has the original or a copy. The Wirtschaftsprüfer may prepare and retain copies or photocopies of supporting documents and records which he returns to the client.

16. Applicable law

Only German law applies to the engagement, its conduct and any claims arising therefrom.

GHP REVISION WIRTSCHAFTSPRÜFUNG

Report

on the review of the

Interim Financial Statements as of September 30th, 2011

in accordance with US GAAP

for

KWICK! Community GmbH & Co. KG

Weinstadt

Only originally signed report in hard copy are legally binding

Report

on the Review

of the

Interim Financial Statements as of September 30, 2011

of

KWICK! COMMUNITY GmbH & Co. KG

Weinstadt

in accordance with US GAAP

TABLE OF CONTENTS

A. CONTRACT AND EXECUTION OF CONTRACT

In the letter of September 3, 2010, the board of management of

KWICK! COMMUNITY GmbH & Co. KG
Weinstadt, Germany
(subsequently referred to as "KWICK!" or "Company")

engaged us to perform a review of the

Interim financial statements as of September 30, 2011

consisting of balance sheet, income statement, statements of changes in equity, statements of cash flows and notes of the Company in accordance with US GAAP.

The attached General Contractual Terms for Auditors and Auditing Firms [*Allgemeine Auftragsbedingungen für Wirtschaftsprüfer und Wirtschaftsprüfungsgesellschaften*] of January 1, 2002 apply to this contract, also in relation to third parties.

Our report is based on the German standards for the proper reporting for financial statements issued by the Institute of Public Auditors in Germany [*Institut der Wirtschaftsprüfer in Deutschland e.V., IDW*], Düsseldorf, (IDW PS 450). The engagement and our responsibility, also with respect to third parties are governed by the agreed General Contractual Terms for Auditors and Auditing Firms in the version of January 01, 2002 attached as an Annex to this report. As such, the statutory liability regulations (especially Sec. 323 (2) HGB limiting liability to EUR 1 million does apply to statutory audits of financial statements. For services that are not part of a statuary audit, No 9 (2) of the General Engagement Terms shall apply, which limits the liability tor EUR 4 million.

B. OBJECT AND SCOPE OF THE REVIEW

I. Object of the review

We reviewed the statement of financial position and the income statement of the interim financial statements as of September 30, 2011 of the Company. The preparation of the interim financial statements in accordance with US GAAP is the responsibility of the Company's board of management. Our responsibility is to express an opinion on the statement of financial position and income statement of the interim financial statements as of September 30, 2011 on the basis of our review.

Our contract did not include detecting and investigating criminal offences (such as instances of misappropriation or fraud), nor legal offences outside the area of accounting.

II. Type and scope of the review

We conducted our review of the financial statements in accordance with generally accepted German standards for the review of financial statements promulgated by the Institute of Public Auditors (IDW PS 900). Those standards require that we plan and perform the review so that we can preclude through critical evaluation, with a certain level of assurance, that the relevant financial statements have not been prepared, in essential aspects, in accordance with US GAAP. A review is limited primarily to the interviewing of company personnel and analytical assessments and thus provides less assurance than is attainable in a financial statement audit. Due to the inherent limits of a review, there is a higher risk in comparison with an audit that even essential errors, unlawful acts or other irregularities are not discovered. Since, in accordance with our contract, we have not performed a financial statement audit, we cannot issue an auditor's report.

We have updated the knowledge of the business activities and the economic and legal framework of the Company, which is necessary for the performance of the review, taking into account the organisation, the accounting system, company-specific characteristics as well as the assets, liabilities, income and expenses.

When planning the procedures necessary for the review, we also took the following into account:

- knowledge of the accounting principles and practices of the sector,
- the accounting-related internal control system,
- the essentiality of business transactions and account balances.

On this basis, we performed the pertinent interviews necessary for our review and other suitable measures taking the principle of essentiality into account. We performed a further review of business transactions and balances as well as of other evidence only if we had reason to believe that the information provided to us for our review contained essential misstatements or if there were any signs of incorrect disclosures or similar indications.

We performed our **review** in the period from December 1 to 13, 2011 at the Company's premises in Weinstadt and in our office in Hamburg.

The board of management and the employees instructed by them provided us with all **explanations and evidence** we requested.

In the customary **written declaration of completeness**, the management confirmed that the interim financial statements as of September 30, 2011 take into account all assets, liabilities, risks and accruals, requiring disclosure, and show all expenses and income.

KWICK! Community GmbH und Co. KG
BALANCE SHEETS

	September 30, (unaudited)	
	2011	2010
Assets	EUR	EUR
Current Assets		
Cash	230,879	191,370
Accounts receivable, net of allowance for doubtful accounts of EUR 0	480,618	519,823
Inventories	4,900	6,972
Prepaid expenses and other current assets	57,270	57,383
Total Current Assets	773,667	775,548
Property and equipment, net of accumulated depreciation of EUR 404,317 and EUR 457,138	232,214	312,688
Intangible assets, net of accumulated depreciation of EUR 49,884 and EUR 39,953	59,652	65,117
Long-Term investments	0	15,085
Other long-term assets	18,291	32,766
Total Assets	1,083,824	1,201,204
Liabilities and Stockholders´ equity		
Current Liabilities		
Accounts payable and accrued expenses	112,678	156,492
Income tax payable	37,898	145,212
Liabilities to partners	913,248	831,552
Deferred income	0	47,948
Total current liabilities	1,063,824	1,181,204
Stockholders´ Equity		
Partners´ Capital	20,000	20,000
Retained Earnings	0	0
Total Stockholder´s Equity	20,000	20,000
Total Liabilities and Stockholders´ Equity	1,083,824	1,201,204

The accompanying notes are an integral part of the consolidated financial statements.

KWICK! Community GmbH und Co; KG
CONDENSED STATEMENTS OF OPERATIONS

	Nine months Ended September 30, (unaudited) 2011	2010 EUR
Net Sales		
Advertising	1,954,956	2,701,815
Other	140,504	21,852
Total Net Sales	2,095,460	2,723,667
Costs of Goods Sold	(1,179,483)	(1,401,508)
Gross Profit	915,977	1,322,159
Selling expenses	(332,548)	(379,699)
General and administrative expenses	(125,788)	(90,593)
Income from operations	457,641	851,867
Other Income (Expense)		
Gain on disposal of assets, net	22,770	0
Miscellaneous income	23,650	53,281
Miscellaneous expense	0	(10,203)
Interest income	0	77
Interest expense	0	(183)
Loss on disposal of assets, net	0	(772)
Total other Income (Expense)	46,420	42,200
Profit before Income Tax	504,061	894,067
Income Tax expense	(63,155)	(114,453)
Net Profit (comprehensive income)	440,906	779,614
distributions to liabilities to limited partners	(440,906)	(779,614)
	0	0

The accompanying notes are an integral part of the consolidated financial statements.

KWICK! Community GmbH und Co; KG
STATEMENT OF CHANGES IN EQUITY

	Limited Partner´s Capital	General Partner´s Capital	Retained Earnings	Total
Balance at January 1, 2010	20,000	0	0	20,000
Net Profit for the nine months ended September 30, 2010	0	0	779,614	779,614
Distribution to liabilities to partners	0	0	(779,614)	(779,614)
Balance at September 30, 2010	20,000	0	0	20,000
Net Profit fourth quarter	0	0	467,403	467,403
Distribution to liabilities to partners	0	0	(467,403)	(467,403)
Balance at December 31, 2010	20,000	0	0	20,000
Net Profit for the nine months ended September 30, 2011	0	0	440,906	440,906
Distribution to liabilities to partners	0	0	(440,906)	(440,906)
Balance at September 30, 2011	20,000	0	0	20,000

The accompanying notes are an integral part of the consolidated financial statements.

KWICK! Community GmbH und Co; KG
STATEMENTS OF CASH FLOWS

	Nine months Ended September 30, (unaudited)	
	2011	2010
	EUR	EUR
Cash Flows from operating activities		
Net Profit before distributions to liabilities to partners	440,906	799,614
Adjustments to reconcile net loss to net cash provided by Operations		
Depreciation and amortization	137,074	110,342
(Gain) Loss on disposition of assets	(22,770)	772
Decreases (Increases) in Assets		
Inventories	1,009	3,189
Accounts receivable	204,969	105,756
Other long-term asssets	12,803	(3,401)
Prepaid Expenses and other current assets	(16,939)	105,680
Increase (Decrease) in Liabilities		
Accounts payable and accrued expenses	(24,851)	(9,197)
Income tax payable	(158,998)	58,890
Liabilities to partners	(442,173)	(839,977)
Deferred income	(43,000)	2,087
Net cash provided by Operations	88,030	333,755
Cash flows from investing acitivities		
Proceeds from sale of assets	0	1,806
Purchases of property and equipment	(55,938)	(271,265)
Purchases of long term investments	0	0
	(55,938)	(269,459)
Net increase (decrease) in cash	32,092	64,296
Cash at the beginning of the period	198,787	127,074
Cash at the end of the period	230,879	191,370
Supplemental disclosure of cash flow information		
interest paid	0	105
income tax paid	222,153	55,562

The accompanying notes are an integral part of the financial statements.

KWICK! Community GmbH und Co; KG

Notes to Financial Statements

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization and Business

KWICK! Community GmbH und Co. KG (the "Company" or "KWICK!") was incorporated on March 23, 2007.

The purpose of the business is the development and operation of a social community network under the internet address www.kwick.de. A further object of the Company is the organization of events and leisure time activities for the community members. The KWICK! website attracts users from all walks of life, while the vast majority of its members are young adults. KWICK! revenues are generated primarily from online-advertising and by hosting special events.

The financial statements have been prepared in conformity with generally accepted accounting principles in the US.

The financial statements have been prepared on the historical cost basis. Historical cost is generally based on the fair value of the consideration given in exchange for assets.

The principal accounting policies are set out below.

Cash and Cash Equivalents

The Company accounts for cash and other highly liquid investments with original maturities of three months or less as cash and cash equivalents.

Depreciation and Amortization

Property and equipment are recorded at cost. Depreciation on equipment, furniture and fixtures and leasehold improvements is computed on the straight-line method over the estimated useful lives of such assets between 3-10 years, or lease term for leasehold improvements, if for a shorter period. Maintenance and repairs are charged to operations as incurred. Software costs are amortized using the straight line method and amortized over their estimated useful lives. Amortization begins when the related software is ready for its intended use in accordance with Accounting Standards Codification ("ASC") 350-40, *Internal-Use Software, Subsequent Measurement.*

Intangible Assets

Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortisation and accumulated impairment losses. Amortisation is recognised on a straight-line basis over their estimated useful lives. The estimated useful life and amortisation method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Intangible assets with indefinite useful lives that are acquired separately are carried at cost less accumulated impairment losses.

Inventories

Inventories are stated at the lower of cost and net realisable value. Net realisable value represents the estimated selling price for inventories less all estimated costs of completion and costs necessary to make the sale.

Financial Instruments

Financial assets and financial liabilities are recognised when the Company becomes a party to the contractual provisions of the instrument.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognised immediately in profit or loss.
Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Loans and receivables (including trade and other receivables, bank balances and cash) are measured at amortised cost using the effective interest method, less any impairment.
Financial assets are assessed for indicators of impairment at the end of each reporting period. Financial assets are considered to be impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been affected.

Leasing

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases. The Company has only operating leases.
Operating lease payments are recognised as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed. Contingent rentals arising under operating leases are recognised as an expense in the period in which they are incurred.

Advertising Costs

Advertising costs are charged to operations when incurred. Advertising expense was EUR 46,665 and EUR 52,557 for the nine months ended September 30, 2011 and September 30, 2010, respectively. Revenue and expense from advertising barter transactions is EUR 3,125 for the nine months ended September 30, 2011 and EUR 0 for the nine months ended September 30, 2011.

Evaluation of Long Lived Assets

Long-lived assets are assessed for recoverability on an ongoing basis. In evaluating the fair value and future benefits of long-lived assets, their carrying value would be reduced by the excess, if any, of the long-lived asset over management's estimate of the anticipated undiscounted future net cash flows of the related long-lived asset.

Capitalization of Software /Website development costs

The Company capitalizes outside-contracted development work in accordance with the guidelines published under ASC 350-50, "Website Development Costs". Under ASC 350-50, costs incurred during the planning stage are expensed, while costs relating to software used to operate a website or for developing initial graphics should be accounted for under ASC 350-50, *Accounting for the Costs of Computer Software Developed or Obtained for Internal Use*, unless a plan exists or is being developed to market the software externally. Under ASC 350-50, internal and external costs incurred to develop internal-use computer software during the application development stage should be capitalized. Costs to develop or obtain software that allows for access or conversion of old data by new systems should also be capitalized, excluding training costs.

Fees incurred for website hosting, which involve the payment of a specified, periodic fee to an Internet service provider in return for hosting the website on its server(s) connected to the Internet, are expensed over the period of benefit, and included in cost of sales in the accompanying financial statements.

During 2010 and 2009 no costs were capitalized for web-site development work.

Income Taxes

The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return.
Income tax expense represents the sum of the tax currently payable and deferred tax.
Certain items of revenue and expense are reported for income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.
Current and deferred tax are recognised in profit or loss, except when they relate to items that are recognised in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognised in other comprehensive income or directly in equity respectively.

Revenue Recognition

The Company's revenue is derived mainly from online advertising and is recognized when earned, as follows. Most contracts require the Company to deliver the customer impressions, click-throughs or new customers, or some combination thereof. Accordingly, advertising revenue is estimated and recognized for the period in which customer impressions, click through or new customers are delivered. Licensing or hosting revenue consists of an annual contract with clients to provide web-site hosting and assistance.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. CONCENTRATIONS OF BUSINESS AND CREDIT RISK

The Company maintains cash balances in a financial institution which is insured by the German Einlagensicherungsfonds up to EUR 100,000. Balances in these accounts may, at times, exceed the insured limits. At September 30, 2011 and September 30, 2010, the limit was exceeded by EUR 119,655 and EUR 61,961, respectively. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information. The allowance for doubtful accounts was EUR 0 at September 30, 2011, and September 30, 2010, respectively.

3. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following at:

	September 30, (unaudited)	
	2011	2010
	EUR	EUR
Prepaid expenses		
prepaid costs for website hosting, server farm installations, and technical support	0	15,000
Prepaid rent	7,416	9,529
Prepaid selling expense	9,227	17,430
Other	13,605	4,970
	30,248	46,929
Receivables against related parties	12,120	0
Value added tax	12,019	137
Attendant costs	0	0
Other	2,883	10,317
Total	57,270	57,383

4. PROPERTY AND EQUIPMENT

Property and equipment consist of the following at:

	September 30, (unaudited) 2011 EUR	2010 EUR
Computer equipment	531,215	673,362
Office equipment	105,315	96,464
	636,530	769,826
Less accumulated depreciation	(404,316)	(457,138)
Total	232,214	312,688

Depreciation expense charged to operations was EUR 137,074 and EUR 110,342 in the first nine months of 2011 and 2010, respectively.

5. INTANGIBLE ASSETS

Intangible assets consist of the following at:

	September 30, (unaudited) 2011 EUR	2010 EUR
Licenses	85,928	81,462
Domain	23,608	23,608
	109,536	105,070
Less accumulated depreciation	(49,884)	(39,953)
Total	59,652	65,117

Amortization expense for the nine months ended September 30, 2011 and 2010 was EUR 13,542 and EUR 11,156, respectively. Additional amortization over the next 5 years is estimated to be as follows:

	Amortization expense
December 31, 2011	EUR 4,439
December 31, 2012	16,553
December 31, 2013	5,890
December 31, 2014	2,005
December 31, 2015	1,685
Thereafter	4,118

6. OTHER LONG-TERM ASSETS

Other long-term assets consisted of the following at:

	September 30, (unaudited) 2011 EUR	2010 EUR
Deposits	18,291	24,370
Reveivables from sublease	0	8,396
Total	18,291	32,766

7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following at:

	September 30, (unaudited) 2011 EUR	2010 EUR
Accounts payable	6,023	35,044
Accrued professional fees	41,250	26,250
Accrued payroll, payroll taxes	60,069	44,453
Value added tax	0	27,631
Workers´compensation	0	0
Attendant costs	0	0
Other	5,336	23,114
Total	112,678	156,492

8. OPERATING LEASE ARRANGEMENTS

Operating leases relate to leases of land and vehicles with lease terms of between 3 and 5 years. All operating lease contracts over 5 years contain clauses for yearly market rental reviews. The Company does not have an option to purchase the leased land at the expiry of the lease periods.

Payments recognised as an expense:

	Nine months Ended September 30, (unaudited) 2011 EUR	2010 EUR
Minimum lease payments	49,587	81,051
Sub-lease payments received	0	(9,375)
	49,587	71,676

The received sub-lease payments are included in miscellaneous income.

Operating lease committments as of September 30, 2011 are:

	EUR
2011	16,440
2012	59,400
2013	7,200
2014	600
2015	0
2016	0
Total	83,640
Sub-lease payments to be received	0
	83,640

9. INCOME TAX

As a German GmbH und Co. KG, the Company is only subject to trade tax.
The tax expense shown in the Statements of operations relates only to current tax and continuing operations.
The income tax expense for the year can be reconciled to the accounting profit as follows:

	Nine months Ended September 30, (unaudited)	
	2011	2010
	EUR	EUR
Profit before tax from continuing operations	588,061	894,067
Income tax expense calculated at 13% (2010: 13%)	76,448	116,229
Effect of income that is exempt from taxation	(3,224)	(3,224)
Effect of expenses that are not deductible in	49	24
Tax related to prior years	0	0
Other	936	1,424
Income tax expense recognised in profit or loss	74,209	114,453

The tax rate used for the 2011 and 2010 reconciliations above is the trade tax rate of 13% payable by partnerships in Germany on taxable profits under tax law in that jurisdiction.
The fiscal years 2005 until 2010 are subject to examinations by the German tax jurisdiction.

10. RELATED PARTY TRANSACTIONS

In the first nine months of 2010 KWICK! incurred aggregate expenses of EUR 240,901 to companies controlled by the Chief Executive Officer of Kiwibox.com, Inc., for website hosting, website development, server farm installations and technical advisory services.

In 2011, the Company entered into a cooperation agreement, including advertising barter transactions, with JAUMO GmbH, Germany, a Company partially owned by officers of KWICK!. Revenue and expense from this advertising barter transaction is EUR 3,125 for the nine months ended September 30, 2011 and EUR 0 for the nine months ended September 30, 2010.

In addition, KWICK! entered into a service agreement with JAUMO GmbH. Revenues arising from the service agreement is EUR 51,050 for the nine months ended September 30, 2011 and EUR 0 for the nine months ended September 30, 2010.

As of September 30, 2011, the long-term investments were sold to the officers of KWICK!. The sales price was EUR 37,901, the gain on the sale was EUR 22,816.

11. SUBSEQUENT EVENTS

No subsequent events incurred after September 30, 2011.

[Translator's notes are in square brackets]

General Engagement Terms

for

Wirtschaftsprüfer and Wirtschaftsprüfungsgesellschaften

[German Public Auditors and Public Audit Firms]

as of January 1, 2002

This is an English translation of the German text, which is the sole authoritative version

1. Scope

(1) These engagement terms are applicable to contracts between Wirtschaftsprüfer [German Public Auditors] or Wirtschaftsprüfungsgesellschaften [German Public Audit Firms] (hereinafter collectively referred to as the "Wirtschaftsprüfer") and their clients for audits, consulting and other engagements to the extent that something else has not been expressly agreed to in writing or is not compulsory due to legal requirements.

(2) If, in an individual case, as an exception contractual relations have also been established between the Wirtschaftsprüfer and persons other than the client, the provisions of No. 9 below also apply to such third parties.

2. Scope and performance of the engagement

(1) Subject of the Wirtschaftsprüfer's engagement is the performance of agreed services – not a particular economic result. The engagement is performed in accordance with the Grundsätze ordnungsmäßiger Berufsausübung [Standards of Proper Professional Conduct]. The Wirtschaftsprüfer is entitled to use qualified persons to conduct the engagement.

(2) The application of foreign law requires – except for financial attestation engagements – an express written agreement.

(3) The engagement does not extend – to the extent it is not directed thereto – to an examination of the issue of whether the requirements of tax law or special regulations, such as, for example, laws on price controls, laws limiting competition and Bewirtschaftungsrecht [laws controlling certain aspects of specific business operations] were observed; the same applies to the determination as to whether subsidies, allowances or other benefits may be claimed. The performance of an engagement encompasses auditing procedures aimed at the detection of the defalcation of books and records and other irregularities only if during the conduct of audits grounds therefor arise or if this has been expressly agreed to in writing.

(4) If the legal position changes subsequent to the issuance of the final professional statement, the Wirtschaftsprüfer is not obliged to inform the client of changes or any consequences resulting therefrom.

3. The client's duty to inform

(1) The client must ensure that the Wirtschaftsprüfer – even without his special request – is provided, on a timely basis, with all supporting documents and records required for and is informed of all events and circumstances which may be significant to the performance of the engagement. This also applies to those supporting documents and records, events and circumstances which first become known during the Wirtschaftsprüfer's work.

(2) Upon the Wirtschaftsprüfer's request, the client must confirm in a written statement drafted by the Wirtschaftsprüfer that the supporting documents and records and the information and explanations provided are complete.

4. Ensuring independence

The client guarantees to refrain from everything which may endanger the independence of the Wirtschaftsprüfer's staff. This particularly applies to offers of employment and offers to undertake engagements on one's own account.

5. Reporting and verbal information

If the Wirtschaftsprüfer is required to present the results of his work in writing, only that written presentation is authoritative. For audit engagements the long-form report should be submitted in writing to the extent that nothing else has been agreed to. Verbal statements and information provided by the Wirtschaftsprüfer's staff beyond the engagement agreed to are never binding.

6. Protection of the Wirtschaftsprüfer's intellectual property

The client guarantees that expert opinions, organizational charts, drafts, sketches, schedules and calculations – expecially quantity and cost computations – prepared by the Wirtschaftsprüfer within the scope of the engagement will be used only for his own purposes.

7. Transmission of the Wirtschaftsprüfer's professional statement

(1) The transmission of a Wirtschaftsprüfer's professional statements (long-form reports, expert opinions and the like) to a third party requires the Wirtschaftsprüfer's written consent to the extent that the permission to transmit to a certain third party does not result from the engagement terms.

The Wirtschaftsprüfer is liable (within the limits of No. 9) towards third parties only if the prerequisites of the first sentence are given.

(2) The use of the Wirtschaftsprüfer's professional statements for promotional purposes is not permitted; an infringement entitles the Wirtschaftsprüfer to immediately cancel all engagements not yet conducted for the client.

8. Correction of deficiencies

(1) Where there are deficiencies, the client is entitled to subsequent fulfillment [of the contract]. The client may demand a reduction in fees or the cancellation of the contract only for the failure to subsequently fulfill [the contract]; if the engagement was awarded by a person carrying on a commercial business as part of that commercial business, a government-owned legal person under public law or a special government-owned fund under public law, the client may demand the cancellation of the contract only if the services rendered are of no interest to him due to the failure to subsequently fulfill [the contract]. No. 9 applies to the extent that claims for damages exist beyond this.

(2) The client must assert his claim for the correction of deficiencies in writing without delay. Claims pursuant to the first paragraph not arising from an intentional tort cease to be enforceable one year after the commencement of the statutory time limit for enforcement.

(3) Obvious deficiencies, such as typing and arithmetical errors and formelle Mängel [deficiencies associated with technicalities] contained in a Wirtschaftsprüfer's professional statements (long-form reports, expert opinions and the like) may be corrected – and also be applicable versus third parties – by the Wirtschaftsprüfer at any time. Errors which may call into question the conclusions contained in the Wirtschaftsprüfer's professional statements entitle the Wirtschaftsprüfer to withdraw – also versus third parties – such statements. In the cases noted the Wirtschaftsprüfer should first hear the client, if possible.

9. Liability

(1) The liability limitation of § ["Article"] 323 (2)["paragraph 2"] HGB ["Handelsgesetzbuch": German Commercial Code] applies to statutory audits required by law.

(2) Liability for negligence; An individual case of damages

If neither No. 1 is applicable nor a regulation exists in an individual case, pursuant to § 54a (1) no. 2 WPO ["Wirtschaftsprüferordnung": Law regulating the Profession of Wirtschaftsprüfer] the liability of the Wirtschaftsprüfer for claims of compensatory damages of any kind – except for damages resulting from injury to life, body or health – for an individual case of damages resulting from negligence is limited to € 4 million; this also applies if liability to a person other than the client should be established. An individual case of damages also exists in relation to a uniform damage arising from a number of breaches of duty. The individual case of damages encompasses all consequences from a breach of duty without taking into account whether the damages occurred in one year or in a number of successive years. In this case multiple acts or omissions of acts based on a similar source of error or on a source of error of an equivalent nature are deemed to be a uniform breach of duty if the matters in question are legally or economically connected to one another. In this event the claim against the Wirtschaftsprüfer is limited to € 5 million. The limitation to the fivefold of the minimum amount insured does not apply to compulsory audits required by law.

(3) Preclusive deadlines

A compensatory damages claim may only be lodged within a preclusive deadline of one year of the rightful claimant having become aware of the damage and of the event giving rise to the claim – at the very latest, however, within 5 years subsequent to the event giving rise to the claim. The claim expires if legal action is not taken within a six month deadline subsequent to the written refusal of acceptance of the indemnity and the client was informed of this consequence.

The right to assert the bar of the preclusive deadline remains unaffected. Sentences 1 to 3 also apply to legally required audits with statutory liability limits.

10. Supplementary provisions for audit engagements

(1) A subsequent amendment or abridgement of the financial statements or management report audited by a Wirtschaftsprüfer and accompanied by an auditor's report requires the written consent of the Wirtschaftsprüfer even if these documents are not published. If the Wirtschaftsprüfer has not issued an auditor's report, a reference to the audit conducted by the Wirtschaftsprüfer in the management report or elsewhere specified for the general public is permitted only with the Wirtschaftsprüfer's written consent and using the wording authorized by him.

(2) If the Wirtschaftsprüfer revokes the auditor's report, it may no longer be used. If the client has already made use of the auditor's report, he must announce its revocation upon the Wirtschaftsprüfer's request.

(3) The client has a right to 5 copies of the long-form report. Additional copies will be charged for separately.

11. Supplementary provisions for assistance with tax matters

(1) When advising on an individual tax issue as well as when furnishing continuous tax advice, the Wirtschaftsprüfer is entitled to assume that the facts provided by the client – especially numerical disclosures – are correct and complete; this also applies to bookkeeping engagements. Nevertheless, he is obliged to inform the client of any errors he has discovered.

(2) The tax consulting engagement does not encompass procedures required to meet deadlines, unless the Wirtschaftsprüfer has explicitly accepted the engagement for this. In this event the client must provide the Wirtschaftsprüfer, on a timely basis, all supporting documents and records – especially tax assessments – material to meeting the deadlines, so that the Wirtschaftsprüfer has an appropriate time period available to work therewith.

(3) In the absence of other written agreements, continuous tax advice encompasses the following work during the contract period:

a) preparation of annual tax returns for income tax, corporation tax and business tax, as well as net worth tax returns on the basis of the annual financial statements and other schedules and evidence required for tax purposes to be submitted by the client

b) examination of tax assessments in relation to the taxes mentioned in (a)

c) negotiations with tax authorities in connection with the returns and assessments mentioned in (a) and (b)

d) participation in tax audits and evaluation of the results of tax audits with respect to the taxes mentioned in (a)

e) participation in Einspruchs- und Beschwerdeverfahren [appeals and complaint procedures] with respect to the taxes mentioned in (a).

In the afore-mentioned work the Wirtschaftsprüfer takes material published legal decisions and administrative interpretations into account.

(4) If the Wirtschaftsprüfer receives a fixed fee for continuous tax advice, in the absence of other written agreements the work mentioned under paragraph 3 (d) and (e) will be charged separately.

(5) Services with respect to special individual issues for income tax, corporate tax, business tax, valuation procedures for property and net worth taxation, and net worth tax as well as all issues in relation to sales tax, wages tax, other taxes and dues require a special engagement. This also applies to:

a) the treatment of nonrecurring tax matters, e. g. in the field of estate tax, capital transactions tax, real estate acquisition tax

b) participation and representation in proceedings before tax and administrative courts and in criminal proceedings with respect to taxes, and

c) the granting of advice and work with respect to expert opinions in connection with conversions of legal form, mergers, capital increases and reductions, financial reorganizations, admission and retirement of partners or shareholders, sale of a business, liquidations and the like.

(6) To the extent that the annual sales tax return is accepted as additional work, this does not include the review of any special accounting prerequisities nor of the issue as to whether all potential legal sales tax reductions have been claimed. No guarantee is assumed for the completeness of the supporting documents and records to validate the deduction of the input tax credit.

12. Confidentiality towards third parties and data security

(1) Pursuant to the law the Wirtschaftsprüfer is obliged to treat all facts that he comes to know in connection with his work as confidential, irrespective of whether these concern the client himself or his business associations, unless the client releases him from this obligation.

(2) The Wirtschaftsprüfer may only release long-form reports, expert opinions and other written statements on the results of his work to third parties with the consent of his client.

(3) The Wirtschaftsprüfer is entitled – within the purposes stipulated by the client – to process personal data entrusted to him or allow them to be processed by third parties.

13. Default of acceptance and lack of cooperation on the part of the client

If the client defaults in accepting the services offered by the Wirtschaftsprüfer or if the client does not provide the assistance incumbent on him pursuant to No. 3 or otherwise, the Wirtschaftsprüfer is entitled to cancel the contract immediately. The Wirtschaftsprüfer's right to compensation for additional expenses as well as for damages caused by the default or the lack of assistance is not affected, even if the Wirtschaftsprüfer does not exercise his right to cancel.

14. Remuneration

(1) In addition to his claims for fees or remuneration, the Wirtschaftsprüfer is entitled to reimbursement of his outlays; sales tax will be billed separately. He may claim appropriate advances for remuneration and reimbursement of outlays and make the rendering of his services dependent upon the complete satisfaction of his claims. Multiple clients awarding engagements are jointly and severally liable.

(2) Any set off against the Wirtschaftsprüfer's claims for remuneration and reimbursement of outlays is permitted only for undisputed claims or claims determined to be legally valid.

15. Retention and return of supporting documentation and records

(1) The Wirtschaftsprüfer retains, for ten years, the supporting documents and records in connection with the completion of the engagement – that had been provided to him and that he has prepared himself – as well as the correspondence with respect to the engagement.

(2) After the settlement of his claims arising from the engagement, the Wirtschaftsprüfer, upon the request of the client, must return all supporting documents and records obtained from him or for him by reason of his work on the engagement. This does not, however, apply to correspondence exchanged between the Wirtschaftsprüfer and his client and to any documents of which the client already has the original or a copy. The Wirtschaftsprüfer may prepare and retain copies or photocopies of supporting documents and records which he returns to the client.

16. Applicable law

Only German law applies to the engagement, its conduct and any claims arising therefrom.